                                                                  EXECUTION COPY

                                                                   EXHIBIT 2.2

                   AMENDED AND RESTATED TRANSACTION AGREEMENT

        THIS AMENDED AND RESTATED TRANSACTION AGREEMENT (this "AGREEMENT") is dated as of the 30th day of January, 2002, by and among (i) Sunrise Bloomingdale Assisted Living, L.L.C., an Illinois limited liability company ("SUNRISE BLOOMINGDALE"), (ii) Sunrise Smithtown A.L., L.L.C., a New York limited liability company ("SUNRISE SMITHTOWN"), (iii) Sunrise Alexandria Assisted Living, L.P., a Virginia limited partnership ("SUNRISE ALEXANDRIA"), (iv) Sunrise Assisted Living Limited Partnership III, a Pennsylvania limited partnership ("SUNRISE BLUE BELL"), (v) Sunrise Riverside Assisted Living, L.P., a California limited partnership ("SUNRISE RIVERSIDE"), (vi) Sunrise Fleetwood A.L., L.L.C., a New York limited liability company ("SUNRISE FLEETWOOD"), (vii) Sunrise Buffalo Grove Assisted Living, L.L.C., an Illinois limited liability company ("SUNRISE BUFFALO GROVE"), (viii) Sunrise Beach Cities Assisted Living, L.P., a California limited partnership ("SUNRISE HERMOSA BEACH"), (ix) Sunrise Northville Assisted Living, L.L.C., a Michigan limited liability company ("SUNRISE NORTHVILLE"); (x) Sunrise Pacific Palisades Assisted Living, L.P., a California limited partnership ("SUNRISE PACIFIC PALISADES"), (xi) Sunrise Sterling Canyon Assisted Living, Limited Partnership, a California limited partnership ("SUNRISE STERLING CANYON"), (xii) AL Investments, L.L.C., a Virginia limited liability company ("SUNRISE ROCHESTER"), (xiii) Sunrise Mission Viejo Assisted Living, L.L.C., a Virginia limited liability company ("SUNRISE MISSION VIEJO"), (xiv) Sunrise Assisted Living Investments, Inc., a Virginia corporation ("SALII"), and (xv) Sunrise Development, Inc., a Virginia corporation ("SDI") (the entities listed in items (i) through (xv) above being hereinafter collectively referred to as "SUNRISE," and all such entities other than SALII and SDI being hereinafter collectively referred to as "Facility Owners" or each a "FACILITY OWNER"), (xvi) Sunrise Assisted Living, Inc., a Delaware corporation ("SALI") and (xvii) US Assisted Living Facilities, Inc., a Delaware corporation (the "INVESTOR").

                                    RECITALS:

        A. Sunrise and Investor entered into the Transaction Agreement dated as of December 28, 2001 (the "ORIGINAL TRANSACTION AGREEMENT"), and desire to amend and restate such Original Transaction Agreement as follows.

        B. Sunrise Bloomingdale owns the assisted living facility located in Bloomingdale, Illinois known as Sunrise Assisted Living of Bloomingdale, as more fully described on Exhibit A-1 attached hereto and made a part hereof (the "BLOOMINGDALE FACILITY"). SALII owns 100% of the membership interests in Sunrise Bloomingdale.

        C. Sunrise Smithtown owns the assisted living facility located in Smithtown, New York known as Sunrise of Smithtown, as more fully described on Exhibit A-2 attached hereto and made a part hereof (the "SMITHTOWN FACILITY"). SDI owns 100% of the membership interests in Sunrise Smithtown.

        D. Sunrise Alexandria is the lessee under a ground lease dated June 23, 1995 as assigned pursuant to that Assignment and Assumption of Lease dated September 20, 1996 (collectively, the "ALEXANDRIA GROUND LEASE") between The Cockrell Company, L.L.C., as lessor, and Sunrise of Alexandria Assisted Living, L.P., as successor lessee, and operates the assisted living facility located in Alexandria, Virginia known as Sunrise of Alexandria, as more fully described on Exhibit A-3 attached hereto and made a part hereof (the "ALEXANDRIA FACILITY"). SALII owns a 1% general partnership interest in Sunrise Alexandria and SALI owns a 99% limited partnership interest in Sunrise Alexandria.

        E. Sunrise Blue Bell owns the assisted living facility located in Montgomery, Pennsylvania known as Sunrise of Blue Bell, as more fully described on Exhibit A-4 attached hereto and made a part hereof (the "BLUE BELL FACILITY"). SALII owns a 1% general partnership interest in Sunrise Blue Bell and SALI owns a 99% limited partnership interest in Sunrise Blue Bell.

        F. Sunrise Fleetwood owns the assisted living facility located in Mount Vernon, New York known as Sunrise at Fleetwood, as more fully described on Exhibit A-6 attached hereto and made a part hereof (the "FLEETWOOD FACILITY"). SDI owns 100% of the membership interests in Sunrise Fleetwood.

        G. Sunrise Hermosa Beach is the successor lessee under a ground lease dated December 11, 1997 as amended by Addendum No. 1 dated as of December 22, 1997 and Addendum No. 2 effective as of September 24, 1999 and as assigned to Sunrise Hermosa Beach by SDI pursuant to an Assignment Agreement dated as of September 22, 1999 (as amended and assigned, the "HERMOSA GROUND LEASE") between Beach Cities Health District and SDI and operates the assisted living facility located in Hermosa Beach, California known as Sunrise of Hermosa Beach, as more fully described on Exhibit A-8 attached hereto and made a part hereof (the "HERMOSA BEACH FACILITY"). SALII owns a 1% general partnership interest in Sunrise Hermosa Beach and SALI owns a 99% limited partnership interest in Sunrise Hermosa Beach.

        H. Sunrise Northville owns the assisted living facility located in Northville, Michigan known as Sunrise at Northville, as more fully described on Exhibit A-9 attached hereto and made a part hereof (the "NORTHVILLE FACILITY"). SDI owns 100% of the membership interests in Sunrise Northville.

        I. Sunrise Sterling Canyon owns the assisted and independent living facility located in Sterling Canyon, California known as Sunrise at Sterling Canyon, as more fully described on Exhibit A-11 attached hereto and made a part hereof (the "STERLING CANYON FACILITY"). SALII owns a 1% general partnership interest in Sunrise Sterling Canyon and SALI owns a 99% limited partnership interest in Sunrise Sterling Canyon.

        J. Sunrise Rochester owns the assisted living facility located in Rochester, Michigan known as Sunrise of Rochester, as more fully described on Exhibit A-12 attached hereto and made a part hereof (the "ROCHESTER FACILITY"). SALII owns 100% of the membership interest in Sunrise Rochester.

        K. Sunrise Mission Viejo owns the assisted living facility located in Mission Viejo, California known as Sunrise Assisted Living of Mission Viejo, as more fully described on Exhibit A-13 attached hereto and made a part hereof (the "MISSION VIEJO Facility"). SALII owns 100% of the membership interests in Sunrise Mission Viejo.

        L. The Facilities (as defined below) identified in recitals B through K above are sometimes collectively referred to herein as the "FIRST CLOSING FACILITIES."

        M. Sunrise Buffalo Grove owns the assisted living facility located in Buffalo Grove, Illinois known as Sunrise at Buffalo Grove, as more fully described on Exhibit A-7 attached hereto and made a part hereof (the "BUFFALO GROVE FACILITY"). SDI owns 100% of the membership interests in Sunrise Buffalo Grove.

        N. Sunrise Riverside owns the assisted living facility located in Riverside, California, known as Sunrise at Canyon Crest, as more fully described on Exhibit A-5 attached hereto and made a part hereof (the "CANYON CREST FACILITY"). SALII owns a 1% general partnership interest in Sunrise Riverside and SALI owns a 99% limited partnership interest in Sunrise Riverside.

        O. Sunrise Pacific Palisades owns the assisted living facility located in Pacific Palisades, California known as Sunrise of Pacific Palisades, as more fully described on Exhibit A-10 attached hereto and made a part hereof (the "PACIFIC PALISADES Facility"). SALII owns a 1% general partnership interest in Sunrise Pacific Palisades, and SALI owns a 99% limited partnership interest in Sunrise Pacific Palisades.

        P. The Facilities (as defined below) identified in recitals M, N and O above are sometimes collectively referred to herein as the "FUTURE CLOSING FACILITIES."

        Q. The assisted living facilities owned by the Facility Owners are referred to collectively as the "FACILITIES," and each, a "FACILITY."

        R. SALII, SDI and SALI (hereinafter, collectively, the "UNDERLYING INTEREST OWNERS") are the owners of all the membership interests in the Facility Owners that are limited liability companies and the general and limited partnership interests in the Facility Owners that are partnerships.

        S. SALII intends to form a Delaware limited liability company to be known as Sunrise First Assisted Living Holdings, L.L.C. (the "JOINT VENTURE"). SALII will initially own 100% of the membership interests and will be the managing member of the Joint Venture. The principal purpose of the Joint Venture will be to enter into a lease agreement (the "FACILITY LEASE") with each Facility Owner, pursuant to which the Joint Venture (or certain subsidiaries of the Joint Venture) will, as tenant, have the right to possess and operate each of the Facilities. In addition, each Facility Owner and the Joint Venture (or certain subsidiaries of the Joint Venture) will enter into side agreements consisting of Supplemental Agreement, a Put Option Letter, a Call Option Letter and a Tax Matters Agreement (collectively, with the Facility Lease, referred to as the "LEASE DOCUMENTATION").

        T. GSS Holdings, Inc. ("GSS") intends to form (i) a Delaware corporation as a wholly-owned subsidiary to be known as AL Funding Inc. ("FUNDING") and (ii) a Delaware limited liability company as a wholly-owned subsidiary of Funding to be known as AL Subfunding LLC ("SUBFUNDING").

        U. Investor desires to acquire an 80% membership interest in the Joint Venture (the 80% membership interest to be acquired by Investor is referred to herein as the "INTERESTS") in exchange for a cash capital contribution to the Joint Venture as set forth below; and the Joint

Venture desires to accept such capital contribution from Investor in exchange for issuance by the Joint Venture to Investor of the Interests, according to the terms and conditions set forth below and in the Amended and Restated Operating Agreement of the Joint Venture (the "VENTURE AGREEMENT"). The Investor has specified certain conditions in this Agreement which must be satisfied in order for it to make its investment in the Joint Venture.

        V. At Closing, Investor and SALII will enter into the Venture Agreement to govern the operation of the Joint Venture setting forth, inter alia, the 80% ownership by Investor and the 20% ownership by SALII, and the acknowledgment and consent of SALII to the dilution of its ownership interest in the Joint Venture due to issuance by the Joint Venture of the Interests. The Venture Agreement will provide for, inter alia, the rights and obligations of Investors and SALII to cash flow distributions, allocations of profits and losses, the determinations of capital accounts, and the funding of operating deficits. The form of the Venture Agreement is attached hereto as Exhibit R.

        W. With the exception of the Rochester Facility, the Underlying Interest Owners have proposed to contribute for the benefit of SALII, 81% of the membership or partnership interests in the Facility Owners to the Joint Venture. The Joint Venture intends thereafter to transfer such membership and partnership interests to Funding. Investor has consented to the Joint Venture directing that the Underlying Interest Owners transfer the 81% interest in each of the Facility Owners directly to Funding or to Subfunding. Investor has further required that Subfunding be the general partner of each Facility Owner which is a limited partnership and that Funding be the managing member of each Facility Owner which is a limited liability company. The continuing interest in the Facility Owners retained by one or more of Underlying Interest Owners shall have no voting or consent rights; and Underlying Interest Owners shall have no right to participate in the operation and control of the business of the Facility Owners in any manner.

        X. The Lease Documentation will be executed by each Facility Owner (except Sunrise Rochester) at such time as Funding or Subfunding, as the case may be, becomes the general partner or managing member, as the case may be, of each Facility Owner (except Sunrise Rochester). The Facility Owners (except Sunrise Rochester), after such time as they are majority owned and controlled by Funding, are hereafter referred to as special purpose vehicles (each, an "SPV").

        Y. Sunrise Rochester will transfer the Rochester Facility by deed to Sunrise Rochester Assisted Living, LLC, a Michigan limited liability company ("NEW SUNRISE ROCHESTER"), whose membership interests will be owned 81% by Funding and 19% by SALII. Funding will be the managing member of New Sunrise Rochester. The interest in New Sunrise Rochester retained by SALII shall have no voting or consent rights; and SALII shall have no right to participate in the operation and control of the business of the New Sunrise Rochester in any manner. New Sunrise Rochester will execute the Lease Documentation and is hereafter sometimes referred to as a SPV.

        Z. The funds necessary to construct each of the Facilities (the "PROJECT FINANCING") were advanced by Underlying Interest Owners to each of the Facilities Owners to the extent that the first trust construction financing obtained by the Facility Owners was insufficient to pay the total cost of developing the respective assisted living facilities. The Project Financing advanced by Underlying Interest Owners was either advanced directly by

SALI to the Facility Owners, or was advanced by SALI to SDI or SALII and then forwarded to the Facility Owners (such advances being hereinafter called "SUNRISE LOANS"). SALI obtained the Project Financing from that certain $265,000,000 Revolving Credit Facility by Bank of America, N.A. dated June 13, 2001 (the "B OF A CREDIT FACILITY"), which B of A Credit Facility amended and restated certain earlier revolving credit agreements by Bank of America, N.A. to SALI and its affiliates. The B of A Credit Facility was made to certain wholly-owned subsidiaries of SALI and is guaranteed by SALI.

        AA.     The Facility Owners desire to apply any funds which may be received by them under the Lease Documentation to repay the B of A Credit Facility.

        BB.     Pursuant to the Lease Documentation between the SPV's and the
Joint Venture (or certain of its subsidiaries), the Joint Venture will make an initial payment to the Facility Owners/SPVs in an amount set forth below in the Agreement, which will be used to repay amounts owed pursuant to the B of A Credit Facility.

        CC.     The Facilities will be managed by Sunrise Assisted Living
Management, Inc., a Virginia corporation ("MANAGER"), pursuant to separate Management Agreements between the Joint Venture, as "Owner" and Manager, with respect to each Facility.

        Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                     AMENDMENT AND RESTATEMENT; TERMINOLOGY

        1.1     AMENDMENT AND RESTATEMENT.

        This Agreement amends, restates and supersedes in its entirety the Original Transaction Agreement.

        1.2     DEFINED TERMS.

        As used herein, the following terms shall have the meanings indicated:

        Affiliate: With respect to any specified person or entity, another person or entity which, directly or indirectly controls, is controlled by, or is under common control with, the specified person or entity.

        Agreed Value: With respect to each Facility, the total value of the Facility as agreed to by Sunrise and Investor, without any reduction for any loans secured by the Facility, which value is set forth on Exhibit B attached hereto. Sunrise and the Investor each agree to report such allocations, if agreed upon, to the Internal Revenue Service in the form required by Treasury Regulation 1.1060-IT and to use such allocation for all other reporting purposes after Closing in connection with federal, state and local income and, to the extent permitted under applicable law, franchise taxes.

        Closing Date: The First Closing Date (as defined in Section 9.1) with respect to the First Closing Facilities and the Future Closing Date (as defined in Section 9.1) with respect to the Future Closing Facilities.

        Code: The Internal Revenue Code of 1986, as amended.

        Documents: This Agreement and all Exhibits hereto, and each other agreement, certificate or instrument delivered pursuant to this Agreement.

        Due Diligence Period: The period ending at 5:00PM EST on January 31, 2002, during which Investor may investigate the financial, legal, operational, environmental and all other aspects of the Facilities as Investor may desire in order to determine whether to consummate the transactions contemplated by this Agreement or terminate this Agreement in accordance with Section 3.2.

        Extended Due Diligence Period: The Due Diligence period with respect to the Extended Facilities ending at 5:00PM EST on February 28, 2002.

        Extended Facilities: Those Facilities consisting of Buffalo Grove, Hermosa Beach, Mission Viejo and Pacific Palisades for which the period for Due Diligence has been extended.

        FF&E: All the furniture, fixtures and equipment owned by the Facility Owners and located at the Facilities, which is used or maintained in connection with the operation of the Facilities.

        Fannie Mae Loans: Those certain loans secured by first lien mortgages or deeds of trust encumbering the First Closing Facilities or the Future Closing Facilities evidenced by promissory notes in the following original principal amounts:

                        Alexandria Facility                $ 8,750,000
                        Bloomingdale Facility              $11,625,000
                        Blue Bell Facility                 $10,200,000
                        Buffalo Grove                      TBD
                        Canyon Crest                       TBD
                        Rochester Facility                 TBD
                        Smithtown Facility                 $14,975,000
                        Fleetwood Facility                 $17,295,000
                        Mission Viejo                      $11,700,000
                        Northville Facility                $10,050,000
                        Sterling Canyon Facility           $12,600,000

        The Fannie Mae Loan on the Rochester Facility is not in place as of the date of this Agreement, but shall be placed after the date hereof, but prior to or simultaneously with the First Closing, as hereinafter set forth and as provided in the Venture Agreement. The Fannie Mae Loans on the Buffalo Grove Facility and the Canyon Crest Facility are not in place as of the date of this Agreement, but shall be placed after the date hereof, but prior to or simultaneously with the Future Closing, as hereinafter set forth and as provided in the Venture Agreement.

        Knowledge: As used in this Agreement, the term "knowledge" when used to refer to the knowledge of Sunrise or its Affiliates (a) shall mean and apply to the actual knowledge of the Responsible Parties who are directly engaged in the management of the Facilities and not to any other persons or parties, and (b) shall mean the actual knowledge of such Responsible Parties, it being understood and acknowledged that such Responsible Parties are not charged with knowledge of all the acts and/or omissions of their predecessors or with acts or omissions of agents or employees of Sunrise. Neither Sunrise nor the "Responsible Parties" as hereinafter defined, shall be obligated to make a reasonable independent inquiry in connection with the making of any representations or warranties as set forth in this Agreement; provided, however, that the Responsible Parties shall make a good faith inquiry of the executive director of each of the Facilities or other appropriate management employee in connection with such representations and warranties. The officers of Sunrise directly engaged in the management and operation of the Facilities are: Daniel B. Gorham, Susan L. Timoner, and Douglas Bath (whether one or more, the "RESPONSIBLE PARTIES").

        Licenses. All certificates, licenses, and permits issued by governmental authorities held by SALII, SDI, the Facility Owners, Manager or SALII's Affiliates in connection with the ownership, use, occupancy, operation, and maintenance of the Facilities. A list of Licenses for each of the Facilities is attached hereto and incorporated herein as Exhibit D.

        Lien: Any mortgage, deed of trust, pledge, hypothecation, title defect, right of first refusal, security or other adverse interest, encumbrance, claim, option, lien, lease or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement, and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code or comparable law of any jurisdiction.

        Loss: With respect to any person or entity, any and all costs, obligations, liabilities, demands, claims, settlement payments, awards, judgments, fines, penalties, damages and reasonable out-of-pocket expenses, including court costs and reasonable attorneys' fees, whether or not arising out of a third party claim.

        Management Agreements: The agreements by and between the Joint Venture and Manager to be executed and delivered at Closing pertaining to the operation, direction, marketing, management and supervision of the Facilities, the form of which is attached hereto as Exhibit M.

        Material Adverse Effect: A material adverse effect on the assets, business, operations, financial condition or results of operations of the Facilities, or any one of them.

        Permitted Lien: Any statutory lien which secures a governmentally required payment not yet due that arises, and is customarily discharged, in the ordinary course of the Facility Owner's business.

        Resident Deposits: All deposits or advances of any kind or nature from any resident of any Facility.

        Senior Financing. The financing secured by the Facilities as of the date on which the Joint Venture acquires the Facilities (or interests therein), sells the Facility to the SPV and enters into the Lease Documentation with respect to the Facility, including, without limitation, the Fannie Mae Loans. The Senior Financing is more particularly described in Section 6.13 below.

        Taxes: All federal, state, local and foreign taxes including, without limitation, income, gains, transfer, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, imposts, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions or penalties, but excluding impact fees or other similar exactions levied or payable in connection with the development of any of the Facilities and excluding special assessments.

        Tax Return: Any return, filing, report, declaration, questionnaire or other document required to be filed for any period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not payment is required to be made with respect to such document).

        1.3     ADDITIONAL DEFINED TERMS.

        As used herein, the following terms shall have the meanings defined in the recitals or section indicated below:

                  Agreement                                                     Preamble
                  Alexandria Facility                                           Recital D
                  Alexandria Ground Lease                                       Recital D
                  Balance Sheet                                                 Section 4.4
                  Bloomingdale Facility                                         Recital B
                  Blue Bell Facility                                            Recital E
                  BofA     Credit Facility                                      Recital Z
                  Buffalo Grove Facility                                        Recital M
                  Buffalo Grove Initial Property Value                          Section 14.3(a)
                  Canyon Crest Facility                                         Recital N
                  Closing                                                       Section 9.1
                  Confidentiality Agreement                                     Section 6.6
                  Contribution                                                  Section 2.4
                  Deposit                                                       Section 2.4(b)
                  Excluded Assets                                               Section 2.2
                  Facility                                                      Recital Q
                  Facility Agreements                                           Section 2.1(c)
                  Facility Lease                                                Recital S
                  Facility Owner                                                Preamble
                  Financing Surveys                                             Section 4.28
                  First Closing Date                                            Section 9.1
                  First Closing Facilities                                      Recital L
                  Fleetwood Facility                                            Recital F
                  Funding                                                       Recital T
                  Future Closing Date                                           Section 9.1
                  Future Closing Facilities                                     Recital P

                  Glaser                                                        Recital T
                  GSS                                                           Recital T
                  Hazardous Waste                                               Section 4.10
                  Hermosa Beach Facility                                        Recital G
                  Hermosa Ground Lease                                          Recital G
                  Identified Parties                                            Section 5.6
                  Improvements                                                  Section 2.1(a)(i)
                  Indemnified Party                                             Section 10.4(a)
                  Indemnifying Party                                            Section 10.4(a)
                  Intellectual Property                                         Section 2.2(h)
                  Interests                                                     Recital U
                  Investor                                                      Preamble
                  Joint Venture                                                 Recital S
                  Land                                                          Section 2.1(a)(i)
                  LTV                                                           Section 6.14
                  Lease Documentation                                           Recital S
                  Macquarie                                                     Section 4.6
                  Manager                                                       Recital CC
                  Mission Viejo Facility                                        Recital K
                  Northville Facility                                           Recital H
                  New Sunrise Rochester                                         Recital  Y
                  Original Transaction Agreement                                Recital A
                  Owned Assets                                                  Section 2.1
                  Owner Obligations                                             Section 2.3
                  Pacific Palisades Facility                                    Section O
                  Pacific Palisades Initial Property Value                      Section 14.2(a)
                  Permitted Exception                                           Section 7.3(b)
                  Personal Property                                             Section 2.1(b)(iv)
                  Project Financing                                             Recital Z
                  Proration Date                                                Section 2.5(a)
                  Proration Schedule                                            Section 2.5(a)
                  Real Property                                                 Section 2.1(a)(iii)
                  Receivables                                                   Section 2.6
                  Rent Roll                                                     Section 4.12
                  Resident Agreements                                           Section 2.1(c)
                  Responsible Parties                                           Section 1.2
                  Rochester Facility                                            Recital J
                  SALI                                                          Preamble
                  SALII                                                         Preamble
                  SDI                                                           Preamble
                  Senior Lenders                                                Section 7.9
                  Smithtown Facility                                            Recital C
                  SPV                                                           Recital X
                  Sterling  Canyon Facility                                     Recital I
                  Subfunding                                                    Recital T
                  Sunrise                                                       Preamble
                  Sunrise Alexandria                                            Preamble
                  Sunrise Bloomingdale                                          Preamble

                  Sunrise Blue Bell                                             Preamble
                  Sunrise Buffalo Grove                                         Preamble
                  Sunrise Buffalo Grove Support                                 Section 14.2
                  Sunrise Fleetwood                                             Preamble
                  Sunrise Hermosa Beach                                         Preamble
                  Sunrise Loans                                                 Recital Z
                  Sunrise Northville                                            Preamble
                  Sunrise's Notice                                              Section 13.17(b)
                  Sunrise Pacific Palisades                                     Preamble
                  Sunrise Riverside                                             Preamble
                  Sunrise Rochester                                             Preamble
                  Sunrise Smithtown                                             Preamble
                  Sunrise Sterling Canyon                                       Preamble
                  Surveys                                                       Section 7.3(d)
                  Title Commitments                                             Section 7.3(a)
                  Title Defect                                                  Section 7.3(b)
                  Title Insurer                                                 Section 7.3(a)
                  Title Notice                                                  Section 7.3(b)
                  Title Policy                                                  Section 9.2(p)
                  Underlying Interest Owners                                    Recital R
                  Venture Agreement                                             Recital U

        1.4     RECITALS.

        The Recitals are hereby incorporated herein as part of this Agreement, and the parties confirm the accuracy thereof and their agreement thereto.

                                   ARTICLE II
                    CONTRIBUTION AND ACQUISITION OF INTERESTS

        2.1     OWNED ASSETS.

        Upon and subject to the terms and conditions provided herein, on the First Closing Date, (i) the Underlying Interest Owners, at the direction of the Joint Venture, will transfer 81% membership or partnership interests in all Facility Owners of the First Closing Facilities other than Sunrise Rochester to Funding or to Subfunding, (ii) Sunrise Rochester will transfer the Rochester Facility by deed to Sunrise New Rochester, (iii) after such transfers, each resulting SPV shall execute with respect to the First Closing Facilities the Lease Documentation as lessor, (iv) the Joint Venture will issue to Investor the Interests in accordance with this Agreement and the Venture Agreement, and (v) Investor will make the "Contribution" (defined below) to the Joint Venture as described in this Agreement. Immediately prior to the First Closing Date with respect to the First Closing Facilities and the Future Closing Date with respect to the Future Closing Facilities, all tangible and intangible assets (except Excluded Assets) used or useful in the operation of the applicable Facilities (the "OWNED ASSETS") as they have been operated by the Facility Owners will be owned by the Facility Owners. The Owned Assets include the following:

        (a)     Real Property.

                (i) Owned Real Property relating to First Closing Facilities. That certain real property consisting of land ("LAND") and all buildings, structures, fixtures and other improvements ("IMPROVEMENTS") located thereon, such Land and Improvements being more particularly described as follows:

                  Home                      Address                             Units
                  ----                      -------                             -----
                  Bloomingdale              129 E. Lake Street
                                            Bloomingdale, IL 60108              82

                  Blue Bell                 795 Penllyn Pike
                                            Blue Bell, PA 19422                 79

                  Fleetwood                 500 North Columbus Avenue
                                            Mount Vernon, NY 10552              85

                  Mission Viejo             26151 Country Club Drive
                                            Mission Viejo, CA 92691             86

                  Northville                16100 Haggerty  Road
                                            Plymouth, MI 48170                  70

                  Rochester                 500 East University Drive
                                            Rochester, MI 48307                 84

                  Smithtown                 30 Route III
                                            Smithtown, NY 11787                 76

                  Sterling Canyon           25815 McBean Parkway
                                            Sterling Canyon, CA 91355           120

                (ii) Ground Leased Property relating to First Closing Facilities. The certain Land and Improvements located thereon more particularly described as follows:

                  Home                      Address                             Units
                  ----                      -------                             -----
                  Alexandria                3520 Duke Street                    76
                                            Alexandria, VA 22307

                  Hermosa Beach             1800 Pacific Coast Highway          80
                                            Hermosa Beach, CA 90254

                (iii) Owned Real Property relating to Future Closing Facilities. The certain real property consisting of Land and other Improvements located thereon being more particularly described as follows:

                  Home                      Address                             Units
                  ----                      -------                             -----
                  Buffalo Grove             180 West Half Day Road
                                            Buffalo Grove, IL 60089             78

                  Canyon Crest              5265 Chapala Drive
                                            Riverside, CA 92507                 64

                  Pacific Palisades 15441   West Sunset Blvd.
                                            Pacific Palisades, CA 90272         40

        The Land and related real property (the "REAL PROPERTY") are more fully described on Exhibit A-1 through Exhibit A-13 and shall be deemed to include all permits, easements, Licenses (except for those Licenses that relate directly to the operation of the Facilities as assisted living or dementia facilities, which are described in 2.1(e) below or to the extent hereinafter expressly excluded) rights-of-way, rights and related appurtenances.

                (iv) All right, title and interest of the Facility Owners as landlord (whether named as such therein, or by assignment or otherwise) in any leases and subleases, if any, regarding the Real Property now existing or at any time hereafter made, and all amendments, modifications, supplements, renewals and extensions thereof, together with any tenant or Resident security deposits made by the lessees thereunder.

        (b)     Personal Property.

                (i) Any and all furniture, fixtures, furnishings, machinery and equipment used in connection with the applicable Facilities, and all other personal property used in connection with the Real Property and now located upon the Real Property, if any. A confirmed list of such tangible personal property will be attached hereto as Exhibit C within ten (10) days of the date hereof. In no event shall the Personal Property include any property owned by Manager, notwithstanding Manager's use of such property in connection with its management and administration of the applicable Facilities. A confirmed list of any such excluded personal property located on any of the Real Property shall be attached hereto as Exhibit C-1, within ten (10) days of the date hereof.

                (ii) Goodwill, going concern, and all existing warranties and guaranties (express or implied) issued to the Facility Owners in connection with the Improvements or the Personal Property described in paragraph (b)(i) above.

                (iii) Subject to apportionment pursuant to Section 2.5, all operating bank accounts, petty cash, tenant or Resident security deposits and working capital accounts or reserves maintained in connection with each Facility.

                (iv) The tangible and intangible property described in Sections 2.1(b)(i) - 2.1(b)(iii) shall be referred to herein as the "PERSONAL PROPERTY."

        (c) Facility Agreements and Resident Agreements. All rights of Sunrise in, to and under all contracts, leases, agreements, commitments and other arrangements, and any amendments or modifications, used or useful in the operation of the applicable Facilities as of the date hereof or made or entered into by the Facility Owners between the date hereof and the First Closing Date, with respect to the First Closing Facilities, or between the date hereof and the Future Closing

Date, with respect to the Future Closing Facilities, in compliance with this Agreement (the "FACILITY AGREEMENTS"), including but not limited to occupancy, residency, lease, tenancy and similar written agreements entered into in the ordinary course of business with residents of the Facilities, and all amendments, modifications, supplements, renewals, and extensions thereof ("RESIDENT AGREEMENTS") and all Resident Deposits.

        (d) Records. True and complete copies of all of the books, records, accounts, files, logs, ledgers and journals pertaining to or used in the operation of the Facilities, including, but not limited to, any electronic data stored on computer disks or tapes, and originals of any of the foregoing that relate to residents of the Facilities other than Excluded Assets.

        (e) Licenses. Any and all Licenses now held in the name of Sunrise or any Affiliate or either of them and used or useful in the operation of the Facilities, and any renewals, extensions, amendments or modifications thereof, except to the extent not transferable or assignable under applicable law.

        (f) Miscellaneous Assets. Any other tangible or intangible assets, properties or rights of any kind or nature not otherwise described above in this
Section 2.1 and now or hereafter owned by the Facility Owners and used in connection with the operation of the Facilities (except Excluded Assets).

        2.2     EXCLUDED ASSETS.

        Notwithstanding any provision of this Agreement to the contrary, the Owned Assets shall not include any of the following (collectively, the "EXCLUDED ASSETS"):

        (a) Any and all cash, bank deposits and other cash equivalents, certificates of deposits, marketable securities, cash deposits made by or on behalf of the Facility Owners to secure contract obligations (except to the extent included under Section 2.1(b)(iii) or Sunrise receives a credit therefor under Section 2.5).

        (b) Any and all rights in and to claims or causes of action of SDI, SALII or the Facility Owners or any of their Affiliates against third parties (including, without limitation, for indemnification) with respect to, or which are made under or pursuant to the Owned Assets or the Excluded Assets, and which arose prior to the date of Closing, it being specifically agreed that Sunrise shall be responsible for all costs and expenses (including attorney's fees) incurred in connection with the prosecution of such claims or causes of action; provided, however, Owned Assets shall include rights in and to any such claims or causes of action to the extent they are in the nature of enforcing a guaranty, warranty or a contract obligation to complete improvements, make repairs or deliver services to any of the Facilities.

        (c) All prepaid expenses (and rights arising therefrom or related thereto) except to the extent taken into account in determining the adjustment amount under Section 2.5.

        (d)     Intentionally deleted

        (e) All contracts of insurance, all coverages and (subject to Section 13.17 below) proceeds thereunder and all rights in connection therewith, including, without limitation, rights arising from any refunds due with respect to insurance premium payments to the extent they relate to such insurance policies. After the Closing, the placement of insurance shall be governed by the Management Agreement.

        (f) All tangible personal property disposed of or consumed at or in connection with the First Closing Facilities between the date hereof and the First Closing Date (and in connection with the Future Closing Facilities between the date hereof and the Future Closing Date) in accordance with the terms and provisions of this Agreement.

        (g) To the extent now or hereafter held by or issued in the name of SDI, SALII, SDI, Manager or their Affiliates (other than the Facility Owners) and not transferable or assignable under applicable law, all Licenses (and any renewals, extensions, amendments or modifications thereof), provided, however, that SDI and SALII shall, and shall cause Manager and the Affiliates of SALII and Manager, to fulfill their obligations as set forth in Section 6.12 to have such Licenses transferred or reissued in the names of the appropriate Facility Owner, or such other party as Investor may direct.

        (h) Any and all rights of SALI, or any of its Affiliates with respect to the use of (i) all trade names, trademarks, service marks, copyrights, patents, jingles, slogans, symbols, logos, inventions, computer software or other proprietary material, process, trade secret or trade right used by SALI or its Affiliates in the operation of the Facilities, (ii) all registrations, applications and licenses for any of the foregoing, and (iii) any additional such items acquired or used by SALI or its Affiliates in connection with the operation of the Facilities between the date hereof and the First Closing Date (collectively, the "INTELLECTUAL PROPERTY"), provided, however, that Investors or their Affiliates shall have the right to use the Intellectual Property in connection with the operation of the Facilities for so long as the Management Agreements with Manager govern operation of the Facilities.

        (i) All corporate minute books, corporate seals, stock transfer records and other corporate records (except to the extent such records pertain primarily to or are used primarily in the operation of the Facilities) and any records relating to Excluded Assets and to liabilities other than the Assumed Obligations.

        (j) Personal property of all officers or employees of Sunrise located in their respective personal offices at the Facilities.

        2.3     ACKNOWLEDGMENT OF LIABILITIES.

        Investor acknowledges that the Facility Owners shall be obligated to pay, discharge and perform when due, from and after Closing, the liabilities and obligations listed below (collectively, the "OWNER OBLIGATIONS"), but Underlying Interest Owners shall be obligated to fulfill and discharge all duties and obligations, and shall be responsible for all liabilities with respect to all items listed below, to the extent attributable to or arising out of matters that occur prior to Closing:

        (a)     The Senior Financing;

        (b) All liabilities and obligations arising under the Facility Agreements; and

        (c) Such other liabilities of the Facility Owners (including but not limited to Resident Deposits) to the extent, and only to the extent, the amount thereof is included as a credit to the Joint Venture in calculating the adjustment amount as ultimately determined pursuant to Section 2.5.

        This Section 2.3 shall survive the Closing.

        2.4     CONTRIBUTION AMOUNT.

        (a) The amount of Investor's contribution to the Joint Venture at Closing for the Interests shall be an amount equal to (i) eighty percent (80%) of the excess of (a) the Agreed Value of each First Closing Facility which the Joint Venture acquires an interest in, thereafter sells and leases back pursuant to the Lease Documentation, over (b) the outstanding principal balance due on the Senior Financing as of the First Closing Date and (ii) eighty percent (80%) of a $50,000 working capital reserve for each Facility pursuant to the terms of the Venture Agreement. The amount contributed by Investor shall be subject to adjustment as provided in Section 2.5 below and shall be increased by Investor's share of the closing costs to be borne by the Joint Venture as hereinafter set forth. The total amount to be contributed by the Investor to the Joint Venture on the First Closing Date (hereinafter, the "CONTRIBUTION") shall be paid by wire transfer of immediately available funds to the Title Insurer (as defined in Section 7.3). Less than all the Facilities may be acquired on the First Closing Date, as set forth in Section 3.3 below.

        (b) On January 7, 2002, Investor delivered to the Title Insurer, acting as an independent escrow agent, by wire transfer, same day funds in the amount of $1,000,000 (the "DEPOSIT"). Such amount is being held by Title Insurer pursuant to the terms of the Escrow Agreement dated January 7, 2002 among Investor, Sunrise and Title Insurer, a form of which is attached hereto as Exhibit Q, and shall applied to the Contribution due from Investor on the First Closing Date.

        2.5     ADJUSTMENT OF CONTRIBUTION AMOUNT.

        (a) All income and expenses (including prepaid expenses) of the First Closing Facilities shall be prorated on a daily basis between the Facility Owners and the Joint Venture as of 11:59 p.m., on the date (the "PRORATION DATE") immediately preceding the First Closing Date. Such items to be prorated shall include:

                (i) Rents under the leases and Resident Agreements and other income, if any, including prepaid rents, community fees and security deposits. Community fees will be prorated between Sunrise and the Joint Venture based upon the period over which such community fees are refundable to the individual resident who has paid such community fee. For example, a resident may have paid a $4,000 community fee which is refundable on a prorated basis over the first four (4) months of such resident's occupancy. If the Closing takes place one (1) month after such resident occupies a unit in a Facility, then one quarter of such community fee (or $1,000) would have been earned by the Facility Owner prior to the First Closing Date. In such event, the Joint Venture shall receive credit at Closing for $3,000 of such community fee. Investor acknowledges that the amount of community fees, and the time period over which community fees are earned, may vary from Facility to Facility and from resident to resident. Accordingly, community fees will be adjusted on a resident by resident basis for each Facility, if and to the extent that the community fees have not been fully earned by the Facility Owner prior to the First Closing Date.

                (ii) Utility charges, if any, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Sunrise shall endeavor to obtain meter readings on the day before the First Closing Date, and if such readings are obtained, there shall be no proration of such items. Sunrise shall pay at Closing the bills therefor for the period to the day preceding the Closing, and the Joint Venture shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, the Joint Venture will receive a credit for Sunrise's portion and will pay the entire bill prior to delinquency after Closing. If Sunrise has paid any utilities no more than 30 days in advance in the ordinary course of business, then the Joint Venture shall be charged its portion of such payment at Closing;

                (iii) Fees and charges under such of the service agreements, licenses and permits as are being assigned to and assumed by the Joint Venture at the Closing, on the basis of the periods to which such service agreements, licenses and permits relate shall be prorated.;

                (iv)    Food inventory;

                (v)     Supplies inventory;

                (vi)    Petty cash;

                (vii) Taxes imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the First Closing Facilities for the then current calendar year or other current tax period not yet due and payable shall be prorated. If the Closing occurs prior to the receipt by Sunrise of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Sunrise and the Joint Venture shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates.;

                (viii) Any escrow accounts or cash deposits held by an utility companies or otherwise to secure obligations under contracts that will continue after Closing;

                (ix)    Interest on the Senior Financing; and

                (x) Payments under any leases of personal property used in connection with the operation of the First Closing Facilities.

Sunrise shall prepare a proposed schedule (the "PRORATION SCHEDULE") and deliver it to the Investor at least five (5) business days prior to Closing, including:
(i) the items listed above, (ii) any items which are customarily apportioned between parties in a similar transaction in the localities in which the First Closing Facilities are located, and (iii) any other items the parties determine necessary. Such Proration Schedule shall include all applicable income and expenses with regard to the Facilities. Sunrise and Investor will use all reasonable efforts to finalize and agree upon the Proration Schedule at least two (2) business days prior to Closing. The amount of the Contribution shall be adjusted in accordance with the Proration Schedule. Each party shall be responsible for its own legal fees, appraisal fees and costs of third party market and/or valuation reports in connection with this transaction. All other costs of Closing, including, without limitation, the costs of Surveys, Title Insurance, all transfer taxes, and all fees charged by Fannie Mae or other Senior Lenders to provide consent to the execution of the Lease Documentation, shall be paid by the Joint Venture, except that any such costs which are customarily paid by the seller in the applicable market in which a particular Facility is located shall be paid separately by Sunrise.

        (b) The parties agree that any amounts which may become due under this Section 2.5 shall be paid at Closing as can best be determined. A post-Closing reconciliation of such pro-rated items shall be made by the parties no later than sixty (60) days after Closing and any amounts due at that time shall be promptly forwarded to the respective party in a lump sum payment. Any additional amounts which may become due after such determination shall be forwarded at the time they are received. Any amounts due under this Section 2.5 which cannot be determined within sixty (60) days after Closing (such as, for example, fiscal year-end real estate taxes) shall be reconciled as soon thereafter as such amounts can be determined. Facility Owners agree that Investor shall have the right to audit the records of Facility Owners in connection with any such post-closing reconciliation. The covenants contained in this Section 2.5 shall survive Closing.

        2.6     ACCOUNTS RECEIVABLE.

        As of the Proration Date, the First Closing Facilities will have certain outstanding accounts receivable (the "Receivables"). Each Facility Owner shall receive a credit at Closing in consideration of the Joint Venture's right to collect the Receivables after Closing. Such credit shall be in an amount equal to eighty percent (80%) of the Receivables outstanding as of the First Closing Date for the First Closing Facilities and eighty percent (80%) of the Receivables outstanding as of the Future Closing Date for the Future Closing Facilities. During the term of this Agreement, Facility Owners and Manager covenant and agree to continue to use usual and customary procedures to collect the Receivables which will be listed on Exhibit J within ten (10) days of the date hereof.

        2.7     DEPOSITS.

        All tenant or Resident security deposits in Sunrise's possession, as reflected on a final Rent Roll delivered to the Joint Venture (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases, shall be transferred or credited to the Joint Venture at Closing or placed in escrow if required by law. As of the Closing, the Joint Venture shall assume Sunrise's obligations related to tenant or Resident security deposits. The Joint Venture will indemnify, defend, and hold Sunrise and the Investor harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any tenant or Resident security deposits transferred to the Joint Venture and will reimburse Sunrise and the Investor for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by Sunrise or the Investor as a result of any such claims or demands by tenants. Sunrise will indemnify, defend and hold the Joint Venture harmless from and against all demands and claims made by tenants arising out of any tenant or Resident security deposits not transferred to the Joint Venture and will reimburse the Joint Venture for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by the Joint Venture as a result of any such claims or demands by tenants.

                                   ARTICLE III

                              DUE DILIGENCE PERIOD

        3.1     DUE DILIGENCE PERIOD.

        During the Due Diligence Period, Investor shall have the right to review and evaluate the Owned Assets, the nature and extent of the Owned Assets and operations and all rights and liabilities related thereto. Sunrise shall have furnished or made available to Investor or its representatives within five (5) days after the date of the Original Transaction Agreement, the items described on Exhibit O attached hereto, or any other items reasonably requested by Investor, to the extent they are in Sunrise's possession or control or are readily obtainable by Sunrise.

        3.2     TERMINATION DURING DUE DILIGENCE.

        The Investor and Sunrise acknowledge and agree that the Due Diligence Period has ended with respect to the following Facilities: Alexandria, Bloomingdale, Blue Bell, Canyon Crest, Fleetwood, Northville, Rochester, Smithtown and Sterling Canyon and, pursuant to Section 2.4(b) hereof, the Deposit is no longer refundable.

        3.3     PARTIAL TERMINATION.

        (a) Deletion and Substitution. Investor shall have the right, prior to the end of the Extended Due Diligence Period, to delete up to four (4) of the Extended Facilities specified herein from this Agreement, in which case the Agreement shall continue in full force and effect with respect to those Facilities not so deleted. Sunrise shall have the right to offer one or more replacement facilities with a proposed Agreed Value to replace the Extended Facilities deleted as aforesaid. Sunrise shall propose such replacement facilities to Investor in writing and, if Investor agrees in writing to review such replacement facilities, Sunrise shall deliver to Investor, within five (5) business days after Investor so agrees to review such replacement facilities the due diligence materials described in Section 3.1 with respect thereto. For each replacement facility that Investor agrees to review, a thirty (30) Due Diligence Period shall commence upon the delivery of such materials and during such period, Investor shall be free at its sole discretion to accept or reject any such replacement facility. If any one or more replacement facilities and its Agreed Value are accepted by Investor, in its sole discretion, then such replacement facilities shall become "Facilities" for purposes hereof, the Agreed Value shall be included on a restated Exhibit B, and this Agreement shall continue in full force and effect with such replacement facilities as Facilities. The parties agree to use best efforts to close on all the Facilities together, however, the closing date for any replacement facility may be extended by mutual agreement of the parties to no later than April 15, 2002. If following the conclusion of the Extended Due Diligence Period (as extended with respect to any replacement facility), Investor decides in its sole discretion, to delete a replacement facility from the transaction, it shall proceed to close on the remaining Facilities provided a total of nine (9) or more Facilities remain.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SUNRISE

        Sunrise represents and warrants to Investor as follows:

        4.1     ORGANIZATION, GOOD STANDING AND ENTITY AUTHORITY.

        Each of the Facility Owners is a limited liability company or a limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the State in which the Facility which it owns is located (except for Sunrise Mission Viejo, which is organized under the laws of the Commonwealth of Virginia) , and has all requisite authority to own, and operate its Owned Assets and carry on its business. SDI and SALII are each corporations duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. SALI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

        4.2     AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.

        SDI, SALII, SALI and each Facility Owner have all requisite power and authority to enter into this Agreement and the other Documents to which they are a party and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents by SDI, SALII and SALI (and, to the extent applicable each Facility Owner) and the consummation by SDI, SALII and SALI (and, to the extent applicable each Facility Owner) of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of SDI, SALII and SALI (and, to the extent applicable each Facility Owner) and SDI's, SALII's and SALI's members or board of directors, as the case may be. This Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by SDI, SALII and SALI (and, to the extent applicable each Facility Owner). This Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of SDI, SALII and SALI (and, to the extent applicable each Facility Owner) enforceable against SDI, SALII and SALI (and, to the extent applicable each Facility Owner) in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

        4.3     ABSENCE OF CONFLICTS.

        The execution, delivery and performance by Sunrise of this Agreement and the other Documents, and consummation by Sunrise of the transactions contemplated hereby and thereby, do not and will not, to the best of Sunrise's knowledge, (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) result in the creation of any Lien upon the Owned Assets under the provisions of the Articles of Incorporation or Bylaws of SDI, SALII or SALI, the organizational instruments of any Facility Owner, any laws or regulations to which SDI, SALII, SALI or any Facility Owner is subject, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which SDI, SALII, SALI, any Facility Owner or the Facilities are subject, except for the need to obtain the consent of Fannie Mae and any other holders of any Senior Financing and the ground lessors under each of the Alexandria Ground Lease and the Hermosa Ground Lease. Sunrise shall diligently pursue such consents, the granting of which shall be a condition to closing.

        4.4     FINANCIAL STATEMENTS.

        Sunrise has delivered to Investor prior to the date of this Agreement the unaudited financial statements for each of the Facilities as of November 30, 2001, including but not limited to an unaudited balance sheet as of November 30, 2001 (the "BALANCE SHEET"). Sunrise shall deliver unaudited financial statements for the calendar year 2001 to Investor by no later than January 30, 2002. All such statements (i) are in accordance in all material respects with the books and records of the Facility Owners and (ii) have been prepared in accordance with GAAP applied on a consistent basis and fairly present the assets and liabilities of the Facilities as of the dates stated and accurately reflect the results of operations of the Facilities for the periods covered by the statements, with the exception that the Balance Sheet is subject to normal year-end adjustments.

        4.5     ABSENCE OF CERTAIN CHANGES OR EVENTS.

        Since the date of the Balance Sheet:

        (a) There has not been any damage, destruction or other casualty loss with respect to the Owned Assets (whether or not covered by insurance) which, individually or in the aggregate has, or could reasonably be expected to have, a Material Adverse Effect.

        (b) None of SDI, SALII, Manager, the Facility Owners or the Facilities has suffered any adverse change or development which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

        (c)     None of SDI, SALII, the Facility Owners, or Manager has:

                (i) amended or terminated any Facility Agreement or Resident Agreement, except in the ordinary course of business;

                (ii) mortgaged, pledged, suffered or subjected to any Lien, the Interests or any of the Owned Assets, except for Permitted Liens and any Lien which will be released at or prior to the First Closing Date with respect to the First Closing Facilities or the Future Closing Date with respect to the Future Closing Facilities;

                (iii) acquired or disposed of any assets, personal property or properties affecting the Facilities or entered into any agreement or other arrangement for such acquisition or disposition, except in the ordinary course of business;

                (iv) entered into any agreement, commitment or other transaction affecting the Facilities other than in the ordinary course of business;

                (v) operated the Facilities other than in the ordinary course of business.

        4.6     BROKER'S OR FINDER'S FEES.

        No agent, broker, investment banker or other person or firm acting on behalf of or under the authority of Sunrise is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement, except for Macquarie Capital Partners LLC ("MACQUARIE"). Sunrise has agreed to pay Macquarie a consulting fee pursuant to a separate agreement. Sunrise agrees to indemnify and hold Investor harmless from any Loss resulting from a breach of this representation and warranty. Notwithstanding the provisions of Article X below, such agreement to indemnify shall survive the Closing without limitation.

        4.7     INSURANCE.

        There is now, and until Closing there will remain, in full force and effect with reputable insurance companies, full replacement cost, "all risks" property insurance with respect to each of the Facilities and commercial general liability insurance with respect to each of the Facilities, with combined single limits for personal injury, death and property damage, of at least $3,000,000.00 per occurrence. Sunrise has delivered or made available to Investor copies of all casualty, liability, business interruption and other insurance policies insuring against loss of the Owned Assets and all such insurance policies are in full force and effect.

        4.8     LITIGATION.

        Except as set forth on Exhibit F, there is no pending, or to the best of Sunrise's knowledge, threatened litigation, proceeding or investigation (by any person, governmental or quasi-governmental agency or authority or otherwise) to which Sunrise is a party, including without limitation litigation brought by Sunrise against third parties. The litigation, proceedings and investigations listed on Exhibit F will not, individually or in the aggregate, materially adversely affect the ownership, use, occupancy, operation, cash flow, profitability or title to any of the Facilities.

        4.9     COMPLIANCE WITH LAWS.

        To the best of Sunrise's knowledge, the Improvements have been constructed and the Facilities have been and are presently used and operated in compliance in all material respects with, and in no material way violate any applicable statute, law, regulation, rule, ordinance, order, License or permit of any kind whatsoever affecting the Facilities or any part thereof or their operation as assisted living facilities. Sunrise has not received notice of any such violation. To Sunrise's knowledge, Sunrise has not received written notice from any insurance company or underwriter of any defect that would materially adversely affect the insurability of any Facility or cause an increase in insurance premiums and, to Sunrise's knowledge, no there are no such structural defects at any of the Facilities.

        4.10    ENVIRONMENTAL MATTERS.

        Except as set forth in the environmental reports delivered to Investor pursuant to Section 3.1, to Sunrise's knowledge, Sunrise has not generated, stored or disposed of any hazardous waste at any of the Facilities, and Sunrise has no knowledge of any previous or present generation, storage, disposal or existence of any hazardous waste at any of the Facilities. The term "hazardous waste" shall mean "hazardous waste," "toxic substances," or other similar or related terms as defined or used from time to time in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6921, et seq.), similar state laws and regulations adopted thereunder. Hazardous waste shall not include (1) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable properties, (2) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and residents in the Facilities; and (3) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as, to the extent required, all applicable permits for the use of any of the foregoing have been obtained and are in full force and effect and so long as all the foregoing are used, stored, handled, transported and disposed of in compliance with all hazardous substances laws and any such applicable permits. The term "hazardous waste" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

        4.11    ASSESSMENTS.

        There are no special or other assessments for public improvements or otherwise now affecting any of the Facilities, nor does Sunrise have knowledge of (i) any pending or threatened special assessments affecting any of the Facilities or (ii) any contemplated improvements affecting any of the Facilities that may result in special assessments affecting any of the Facilities.

        4.12    RESIDENT AGREEMENTS.

        Sunrise has supplied Investor with true and correct copies of the forms of Resident Agreement used at the Facilities. The Resident Agreements currently in effect with respect to the Facilities are in substantially the same form as the copies previously delivered to Investor. Sunrise is not in default under any of its material obligations under any Resident Agreement or any lease and, except as set forth on the aged receivable report attached hereto as Exhibit K (the "RENT ROLL"), Sunrise has no knowledge of any material default on the part of any other party thereto. All of the Resident Agreements and leases identified on the Rent Roll are currently in full force and effect. The Rent Roll is true and correct in all material respects and Sunrise will provide an updated Rent Roll at Closing and will re-affirm the foregoing representations and warranty with respect to such updated Rent Rolls.

        4.13    FACILITY AGREEMENTS.

        The Facility Agreements listed on Exhibit G hereto are all of the Facility Agreements relating to or affecting any of the Facilities. Sunrise has heretofore delivered to Investor true and complete copies of all such Facility Agreements, including all amendments and modifications thereto; Sunrise is not in default of any of its material obligations under any of such Facility Agreements, and Sunrise has no knowledge of any material default on the part of any other party thereto. All the Facility Agreements listed on Exhibit G are currently in full force and effect. Except for the Facility Agreements and the Resident Agreements described in Section 4.12 above, there are no material service contracts, leases or other contracts or agreements affecting any of the Facilities.

        4.14    PERMITS.

        Exhibit D attached hereto is a true and complete list of all Licenses. All the Licenses are valid and no material violations exist. To Sunrise's knowledge, the Licenses are the only certificates, licenses, and permits which are required for the lawful ownership, use, occupancy, operation and maintenance of the Facilities as assisted living/dementia facilities.

        4.15    MEDICARE; MEDICAID.

        As of the date hereof, no resident at any Facility is a participant in Medicare, Medicaid or other public payor program with respect to such resident's fees or other services payable to SDI, SALII, SALI, any Facility Owner, or Manager. To Sunrise's knowledge, no action, proceeding, or investigation in connection with Medicare, Medicaid or other public or private third-party payor or other programs is pending or threatened against Sunrise in connection with the Facilities. Sunrise has not received notice of any threatened or pending investigation in connection with (i) Medicare, Medicaid, or other public or private third-party payor programs or (ii) any fraud, false statement or false claim applicable to its business or (iii) any patient care, patient rights or other law applicable to its business. Sunrise has prepared and filed all cost reports, if any, that were required to be filed for Medicare and Medicaid purposes and for all other public or private third-party reimbursement programs through the date of this Agreement. All such cost reports, if any, are correct and accurate and have been prepared in conformity with Sunrise's books and records. Sunrise has not received notice that Medicare, Medicaid or any other public or private third-party payor has any claims for disallowance of costs against it. To Sunrise's knowledge, Sunrise has not committed any violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act, any similar state law or Title VI of the Civil Rights Act.

        4.16    CONDEMNATION.

        Sunrise has not received any written notice of any pending or contemplated condemnation, eminent domain or similar proceeding with respect to all or any portion of the Facilities and, to Sunrise's knowledge, no such condemnation proceeding is being considered.

        4.17    CONDITION OF PROPERTY.

        To Sunrise's knowledge, with regard to the Improvements, (i) there are no material structural defects, (ii) they are free of insect and rodent infestation, (iii) the roofs are free of active leaks, (iv) all mechanical and utility systems servicing the Improvements are in good condition and proper working order, free of material defects and, to Sunrise's knowledge, in compliance with all applicable laws and codes. To Sunrise's knowledge there are no violations of any applicable laws, orders or insurance underwriting guidelines relating to safety, structural, mechanical or other physical systems or portions of the Improvements, except to the extent such violation does not cause and is not reasonably expected to cause a material adverse effect on the management income from such Improvements. To Sunrise's knowledge, all the Personal Property is in good condition, working order and repair.

        4.18    INDEPENDENT FACILITIES.

        To Sunrise's knowledge, each Facility is an independent unit which as of the date hereof does not rely, and as of the Closing, will not rely on any facilities (other than the facilities of public utility, sewer and water companies) located on any property not included in such Facility (i) to fulfill any zoning, building code, or other municipal or governmental requirement, or
(ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to, electric, plumbing, mechanical, heating, ventilating and air conditioning systems. To Sunrise's knowledge, no building or other improvements not included in the Facilities relies on any part of the Facilities to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities.

        4.19    FULL DISCLOSURE.

        None of the representations or warranties in this Agreement by Sunrise, nor any descriptive information concerning the Owned Assets set forth in this Agreement, nor, to Sunrise's knowledge, does any document, statement, certificate, schedule or other information furnished or to be furnished to Investor by Sunrise in connection with this Agreement, contain, or will as of the Closing, contain any untrue statement of a material fact or omit, or will as of the Closing omit, to state a material fact necessary to make the statements of fact contained therein not misleading.

        4.20    UTILITIES ACCESS.

        Each Facility has adequate water supply, storm and sanitary sewer facilities, adequate access to telephone, gas and electricity connections, adequate fire protection, drainage, means of ingress and egress to and from public highways and, without limitation, other public utilities for operation as an assisted living/dementia facility. To Sunrise's knowledge, the parking facilities located on each Facility meet all applicable requirements imposed by applicable law or requisite exceptions, conditions, or variances to such laws. All such public utilities are installed and operating and all installation and connection charges have been paid in full and all such utilities are provided to each Facility either directly from an adjacent public right-of-way or through valid, recorded, insurable public or private easements. All streets and roads necessary for access to and full utilization of each of the Facilities, and every part thereof, have been built, completed, dedicated and accepted for maintenance and public use by the appropriate governmental authorities or are otherwise owned and maintained by local governments for public use. Sunrise has no knowledge of any fact or condition existing that would result or could result in the termination or reduction of the current access from the Facilities to the existing roads and highways or to sewer or other utility services presently serving the Facilities.

        4.21    ZONING.

        To Sunrise's knowledge, the use of each of the Facilities as assisted living/dementia facilities, together with the ancillary uses thereto, are permitted under the applicable municipal zoning ordinances, or special exceptions, variances, or conditions thereto, and the Facilities comply, to the extent required (and not waived or grandfathered), with all conditions, restrictions and requirements of such zoning ordinances and all amendments thereto. Sunrise has not received written notice that any Facility is in violation of any applicable zoning code or ordinance, except for any such matters which may have been previously cured by Sunrise.

        4.22    NO EMPLOYEES.

        None of the employees at the Facilities is employed by the Facility Owners and none of the employees at the Facilities are union labor. All such employees are employed by Manager or its Affiliates other than the Facility Owners. The Facility Owners do not now have, and at no time ever had, any employees. The Joint Venture will not take on any employee liability after Closing; all such liability will stay with the Manager and all employee costs will be a Facility expense reimbursable to Manager under the Management Agreement.

        4.23    TAXES.

        Sunrise has accurately prepared and duly and timely filed (or has filed as part of a consolidated tax filing) all tax reports and returns required to be filed by them and, whether or not shown on such returns or reports to be due, has duly paid or provided for the payment of all taxes and other charges due or claimed to be due from it by federal, state, local or foreign taxing authorities (including, without limitation, those due in respect of the properties, income, franchises, licenses, sales, usages or payrolls of Sunrise); there are no tax liens upon any property or assets of Sunrise except liens for current taxes not yet due. Each of the Facilities is a separate, independent tax parcel consisting of the applicable tract of Land and the Improvements thereon. The federal income tax returns of Sunrise have not been audited or otherwise examined by the Internal Revenue Service within the past three years, and no state or local income, sales, use, or property tax returns of Sunrise have been audited or otherwise examined within the past three years. Sunrise has no notice of the pendency of any such audit or examination. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period and Sunrise has not filed any consent under Section 341(f) of the Code.

        4.24    OWNED ASSETS.

        The Owned Assets (except Excluded Assets) constitute all real, tangible and intangible assets and property used or useful in the operation of the applicable Facilities as they have been operated by the Facility Owners. Sunrise or Manager is the Landlord under all leases and Resident Agreements relating to the applicable Facilities. Sunrise has not pledged or assigned its right with respect to any of the Resident Agreements, except for the collateral assignment thereof as security for the Senior Financing. The Facility Owners will not, as of Closing, own or hold an interest in any property, real or personal, tangible or intangible, except for the Owned Assets.

        4.25    INTERESTS.

        SALII or SDI owns 100% of the membership interests in each Facility Owner, which is a limited liability company, as set forth in the Recitals. SALII owns all the general partnership interests, and SALI owns all the limited partnership interests, in each Facility Owner which is a limited partnership. All such interests are free and clear of all liens, options, claims, encumbrances or charges of any kind, and there are no outstanding options or other rights to purchase or otherwise acquire any membership or partnership interest in any of the Facility Owners.

        4.26    TITLE ENCUMBRANCES.

        Sunrise is not in default under any of its material obligations under any recorded agreement, easement or instrument encumbering title to any of the Facilities, and Sunrise has no knowledge of any material default on the part of any other party thereto.

        4.27    AFFORDABLE HOUSING UNITS.

        Exhibit H is a true and complete list of each unit within the Facilities (specifying the number of bedrooms in each unit) which is leased or reserved for lease as an affordable housing unit, or for low or moderate income residents. Exhibit H truly and correctly lists the number of units (and the number of bedrooms in each such unit) at the Facilities which may be required to be leased as an affordable housing unit, or for low or moderate income residents, pursuant to a presently existing agreement or requirement of law.

        4.28    NO NEW SURVEY MATTERS.

        To Sunrise's knowledge, since the dates of the as-built surveys for each of the Facilities provided to Investor by Sunrise (the "FINANCING SURVEYS"), no new survey matters have arisen in connection with any of the Real Property which would otherwise be required to be shown thereon under the applicable ALTA/ACSM standards used in preparing the Fannie Mae Surveys to be shown thereon.

        4.29    FANNIE MAE LOANS.

        Attached hereto as Exhibit P is a schedule describing the material business terms of the Fannie Mae Loans secured by the Bloomingdale, Smithtown, Alexandria, Fleetwood, Northville, Sterling Canyon, Blue Bell and Mission Viejo Facilities. The information contained on Exhibit P is true and correct in all material respects. To the best of Sunrise's knowledge, as of the date hereof, the Fannie Mae Loans secured by the Bloomingdale, Smithtown, Alexandria, Fleetwood, Northville, Sterling Canyon, Blue Bell and Mission Viejo Facilities, as shown on Exhibit P, are in full force and effect, and there exists no Event of Default thereunder, and no event or circumstance which, with the passing of time or giving of notice, would constitute an Event of Default thereunder. Sunrise has delivered to Investor full and complete copies of all the loan documents evidencing and securing the foregoing Fannie Mae Loans.

        4.30    INSOLVENCY.

        Sunrise has not (i) commenced a voluntary case or had entered against it a petition for relief under any federal bankruptcy act or any similar petition order or to create under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding to hold, administer and/or liquidate all or substantially all of its assets, (iii) had filed against it any involuntary petition seeking relief under any federal or state law or statute relative to bankruptcy, insolvency or other relief to debtors which involuntary petition is not dismissed within sixty (60) days, or (iv) made a general assignment for the benefit of creditors.

        4.31    SERVICE CONTRACTS.

        The list of service contracts for each Facility delivered, or to be delivered, to Investor pursuant to this Agreement is or will be true, correct, and complete as of the date of its delivery. Neither Sunrise nor, to Sunrise's knowledge, any other party is in material default under any service contract.

        4.32    RIGHTS OF OTHERS.

        No portion of any Owned Asset or interest in any Facility Owner is subject to any outstanding agreement of sale, options, right of first refusal or other rights of third parties to acquire any interest therein.

        4.33    ACCURACY OF DOCUMENTS AND INFORMATION.

        Sunrise has delivered or made available to Investor complete copies of all engineering reports, environmental reports and inspection reports delivered in connection with the placement of Senior Financing, and which relate to any Facility.

        4.34    USE OF PROPERTY.

        Sunrise has not misrepresented any material fact which would prevent the Owned Assets from being operated after the date hereof in the manner in which the Owned Assets are currently being used and operated.

        4.35    LEASES.

        There are no leases by Sunrise or any Facility Owner (as landlord) of any portion of the Owned Assets or leases of any equipment, vehicles, furniture or any other item of personal property used in connection with the Owned Assets, except as set forth on Schedule 1 attached hereto and incorporated herein by this reference.

        4.36    INTELLECTUAL PROPERTY.

        For as long as the Facilities are managed by an affiliate of Sunrise, the Joint Venture shall have the benefit of all trade names, trademarks, service marks or copyrights (or any registrations with any government entity of, or applications for registration pending with respect to, any of the foregoing) owned or licensed by Sunrise or any Facility Owner material to the operation of the Owned Assets. All registrations with any government entity are in good standing.

        4.37    ACCURACY OF STATEMENTS.

        Neither this Agreement nor any document, instrument, schedule, exhibit, statement, list, certificate or other information furnished or to be furnished to Investor in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not materially misleading.

        4.38    PERSONAL PROPERTY.

        The items of Personal Property to be set forth in the inventory jointly prepared and initialed by the parties at Closing will constitute all of the Personal Property located at the Facilities, and such Personal Property is adequate and sufficient to operate the Facilities.

        4.39 OWNERSHIP. Sunrise or the Facility Owners own the Personal Property free and clear of all liens and encumbrances, other than (a) the existing mortgage encumbering the Owned Assets which shall be discharged or assigned to the Joint Venture's lender at Closing and (b) liens securing de minimis financings affecting Personal Property.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

        Investor represents and warrants to Sunrise as follows:

        5.1     ORGANIZATION AND GOOD STANDING.

        Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Investor has all requisite company power to own, operate and lease its properties and carry on its business as it is now being conducted and as the same will be conducted following the Closing.

        5.2     AUTHORIZATION AND BINDING EFFECT OF DOCUMENTS.

        Investor has all requisite power and authority to enter into this Agreement and the other Documents and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and each of the other Documents by Investor and the consummation by Investor of the transactions contemplated by this Agreement is duly authorized by all necessary company action on the part of Investor. This Agreement has been, and each of the other Documents at or prior to Closing will be, duly executed and delivered by Investor. To the best of Investor's knowledge, this Agreement constitutes (and each of the other Documents, when executed and delivered, will constitute) the valid and binding obligation of Investor enforceable against Investor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or of equity.

        5.3     ABSENCE OF CONFLICTS.

        The execution, delivery and performance by Investor of this Agreement and the other Documents, and consummation by Investor of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in any breach of any of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, (iv) give any third party the right to modify, terminate or accelerate any obligation under, the provisions of the articles of organization or operating agreement of Investor, any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Investor is bound or affected, or any law, statute, rule, judgment, order or decree to which Investor is subject.

        5.4     CONSENTS.

        The execution, delivery and performance by Investor of this Agreement and the other Documents, and consummation by Investor of the transactions contemplated hereby and thereby, do not and will not require the authorization, consent, approval, exemption, clearance or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body, or the consent, waiver or approval of any other person or entity.

        5.5     BROKER'S OR FINDER'S FEES.

        No agent, broker, investment banker, or other person or firm acting on behalf of Investor or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, from Investor in connection with the transactions contemplated by this Agreement. Investor agrees to indemnify and hold Sunrise harmless from any Loss, resulting from a breach of the representations and warranties set forth in this section. Notwithstanding the provisions of Article X below, such agreement to indemnify shall survive the Closing without limitation.

        5.6     RESPONSIBILITY FOR PARTICIPANTS.

        Sunrise acknowledges that indirect ownership interests in Investor will be syndicated to various offshore parties pursuant to a Private Placement Memorandum to be prepared by representatives of offshore investment vehicles organized by affiliates of Investor. Such parties may trade their indirect shareholding interests. Personnel who have been identified to Sunrise ("IDENTIFIED PERSONNEL") will control and manage Investor and the offshore parties which hold shares in Investor. Sunrise will have a right to receive a copy of the foregoing Private Placement Memorandum. The trading of the indirect shareholding interests in Investor shall not impact the operations of the Joint Venture or the relationship between SALII and the Investor in the Joint Venture or under this Agreement. Identified Personnel and Investor will provide sufficient information to enable Sunrise and the lenders providing the Senior Financing to confirm that none of the parties owning indirect shareholding interests in Investor are on the United States Treasury Department's Office of Foreign Asset Control Restricted List, or subject to economic sanctions imposed by acts, laws or regulations and/or executive orders issued thereunder. The foregoing assurance shall also be contained in the Venture Agreement.

        5.7     ANTI-MONEY LAUNDERING POLICY.

        Investor represents and warrants that it is committed to enforcing strict procedures to insure the integrity of this transaction and to assist in the global effort against money laundering and terrorism. Accordingly, Investor represents and warrants that it subscribes to and will continue to subscribe to the principles and procedures set forth on Exhibit L attached hereto.

                                   ARTICLE VI
                                 OTHER COVENANTS

        6.1     CONDUCT OF THE FACILITY'S BUSINESS PRIOR TO THE FIRST CLOSING
                DATE.

        Sunrise covenants and agrees that from the date hereof through the First Closing Date with respect to the First Closing Facilities and through the Future Closing Date with respect to the Future Closing Facilities, unless Investor otherwise consents in writing (which consent shall not be unreasonably withheld), Sunrise and Manager shall:

        (a) Operate the Facilities in the ordinary course of business, including (i) incurring expenses consistent with the past practices, (ii) making reasonable capital expenditures prior to the applicable Closing Date, but only in an amount consistent with past practices, and (iii) using commercially reasonable efforts to preserve the Facilities' present business operations, organization and goodwill and its relationships with residents, customers, employees, advertisers, suppliers and other contractors.

        (b) Operate the Facilities and otherwise conduct its business in all material respects in accordance with the terms or conditions of the Licenses, all applicable rules and regulations of the relevant State, and to the best of its knowledge all other rules, regulations, laws and orders of all governmental authorities having jurisdiction over any aspect of the operation of such Facilities and all applicable insurance requirements.

        (c) Maintain their books and records in accordance with GAAP on a basis consistent with prior periods.

        (d)     Timely comply in all material respects with any Facility
Agreements.

        (e) Not sell, lease, grant any rights in or to or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of the Owned Assets except for dispositions of assets that (A) are in the ordinary course of business and (B) if material, are replaced by similar assets of substantially equal or greater value and utility.

        (f) Maintain the FF&E and Personal Property currently in use in reasonably good operating condition and repair, except for ordinary wear and tear, in a manner consistent with past practices.

        (g) Perform all covenants, terms and conditions and make all payments under the Senior Financing in a timely fashion.

        (h) Not enter into any Resident Agreements except at rental rates, term duration and on other terms and conditions consistent in all material respects with the existing Resident Agreements for the applicable Facility, as set forth in the Rent Rolls attached to this Agreement.

        (i) Not make any alterations or improvements to any Facility or make any capital expenditure with respect to any Facility, except as described in item 6.1(a)(ii) above.

        (j) Not enter into any Facility Agreements which call for annual payments in excess of $20,000.00 or for a term in excess of one year, unless the applicable Facility Agreement can be terminated by the Facility Owner upon not more than sixty (60) days prior written notice without the payment of any termination fee or penalty payment.

        (k) Promptly furnish to Investor a copy of any written notice (i) Sunrise receives from any governmental authority of any eminent domain or condemnation action against the Owned Assets or any material violation of any law, rule, code, regulation or ordinance; or (ii) of default given or received by Sunrise prior to the applicable Closing Date.

        6.2     NOTIFICATION OF CERTAIN MATTERS.

        Sunrise shall give prompt notice to Investor, and Investor shall give prompt notice to Sunrise, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof through the First Closing Date with respect to the First Closing Facilities and through the Future Closing Date with respect to the Future Closing Facilities, and (ii) any failure on their respective parts to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

        6.3     TITLE; ADDITIONAL DOCUMENTS.

        At the First Closing, the Facility Owners of the First Closing Facilities shall own the Owned Assets free and clear of any Liens except Permitted Exceptions and the Senior Financing. At the First Closing, all warranties and guaranties relating to the First Closing Facilities shall be held and owned by the Facility Owners, other than Sunrise Rochester but including Sunrise New Rochester, but will be transferred to the Joint Venture. At the Future Closing, the Facility Owners of the Future Closing Facilities shall own the Owned Assets free and clear of any Liens except Permitted Exceptions and the Senior Financing. At the Future Closing, all warranties and guaranties relating to the Future Closing Facilities shall be held and owned by the Facility Owners, but will be transferred to the Joint Venture. Sunrise shall execute or cause to be executed such documents, in addition to those delivered at the applicable Closing, as may be necessary to confirm in Investor good and marketable title to the Interests and to carry out the purposes and intent of this Agreement, to include the issuance of a title policy with the customary zoning endorsement. Investor shall execute or cause to be executed such documents, in addition to those delivered at the applicable Closing as may be necessary to confirm Investor's status as a member of the Joint Venture.

        6.4     OTHER CONSENTS.

        Sunrise shall use reasonable efforts to obtain the consents or waivers to the transactions contemplated by this Agreement required under any Facility Agreements or other third party agreements, such as the Alexandria Ground Lease and the Hermosa Ground Lease; provided that Sunrise shall not be required to make any financial accommodation to a third party in order to obtain any such consent or waiver (other than payment of any amount otherwise due such third party) and in the event that Sunrise is unable to obtain a material consent, Investor shall not be obligated to close on such asset.

        6.5     INSPECTION AND ACCESS.

        Sunrise and Manager shall, commencing on the date of this Agreement, open the assets, books, accounting records, correspondence and files of Sunrise (to the extent related to the operation of the applicable Facilities) for examination by Investor, its officers, attorneys, accountants and agents, with the right to make copies of such books, records and files or extracts therefrom. Such access will be available to Investor during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of the applicable Facilities. All requests for access shall be made by Investor to Daniel B. Gorham, Jay Beckhorn or Douglas Bath on behalf of Sunrise. As and when Sunrise prepares the same for its own purposes (which preparation shall be consistent in terms of timing with Sunrise's past practices), Sunrise will furnish to Investor unaudited financial statements of Sunrise for the periods from and after the date of the Balance Sheet prepared in a manner consistent with the Balance Sheet. Sunrise will make available to Investor such additional financial and operating data and other available information regarding the applicable Facilities or the Owned Assets as Investor may reasonably request. Each such party shall give to the other party and its authorized representatives, during normal business hours, such access to, and the opportunity at the other party's expense to copy, such books and records retained by it as may be reasonably requested by the other party.

        6.6     CONFIDENTIALITY; EXCLUSIVITY.

        (a) Sunrise and Investor entered into a confidentiality agreement dated December 28, 2001 (the "CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit I, in connection with the transactions contemplated by this Agreement, which agreement shall remain in full force and effect, unmodified by the terms of this Agreement. Sunrise and Investor will use their best efforts to comply with the terms of the Confidentiality Agreement. Notwithstanding any other provision in this Agreement, this Section 6.6 shall survive the Closing indefinitely.

        (b) For the period following the date hereof through the applicable Closing or the earlier termination of this Agreement, Sunrise shall negotiate exclusively with Investor and shall not solicit or seek offers or expressions of interest with respect to any of the Facilities from any party other than Investor.

        6.7     PUBLICITY.

        The parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as required by law or applicable regulations.

        6.8     MATERIAL ADVERSE CHANGE.

        Investor and Sunrise will promptly notify the other party of any event of which Investor or Sunrise, as the case may be, obtains knowledge which has had or could reasonably be expected to have a Material Adverse Effect.

        6.9     [Intentionally Omitted]

        6.10    HEALTH DEPARTMENT REPORTS.

        Sunrise shall file, on a current and timely basis and in all material respects in a truthful and complete fashion until the applicable Closing Date, all reports and documents required to be filed with the Health Department with respect to the Facilities.

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

        6.11    TAX RETURNS AND PAYMENTS.

        Sunrise will timely file with the appropriate governmental agencies all Tax Returns required to be filed by Sunrise with respect to the First Closing Facilities prior to Closing and timely pay all Taxes reflected on such Tax Returns as owing by Sunrise or its Affiliates.

        6.12    POST-CLOSING OBLIGATION OF SUNRISE.

        If required by the applicable State licensing agencies in connection with the execution of the Lease Documentation contemplated by this Agreement, following Closing, Sunrise shall use, and shall cause Manager to use diligent efforts to have the Licenses reissued in accordance with Section 7.6 of this Agreement. This covenant of Sunrise shall survive Closing indefinitely.

        6.13    SENIOR FINANCING.

        Sunrise will endeavor to close permanent Senior Financing in an Islamically acceptable form on all the First Closing Facilities including those now subject to the Fannie Mae Loans. All such financing shall be at fixed interest rates with an amortization period of 300 months and a term acceptable to Investor. If and to the extent that Sunrise is unable to place acceptable Senior Financing prior to the First Closing Date, the terms of Sections 3.3 and
14.2 herein shall apply.

        6.14    HERMOSA BEACH FACILITY.

        Sunrise, on behalf of the Joint Venture, agrees to use its best efforts to obtain from Senior Lender financing with a Loan to Value ("LTV") equal to or greater than sixty-five percent (65%) to be secured by the Hermosa Beach Facility. If the financing from Senior Lender is not sufficient to reach such LTV, then Sunrise agrees in such instance to provide credit support which shall not, however, include a cash escrow, a guarantee of the loan nor seller financing, to make up the difference.

                                   ARTICLE VII
           CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO CLOSE

        Investor's obligation to make the Contribution and acquire the Interests pursuant to the terms of this Agreement is subject to the satisfaction, on or prior to the First Closing Date with respect to First Closing Facilities and on or prior to the Future Closing Date with respect to Future Closing Facilities, of each of the following conditions, unless waived by Investor in writing:

        7.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES; CLOSING CERTIFICATE.

        (a) The representations and warranties of Sunrise contained in this Agreement or in any other Document shall be true and correct in all material respects on the date hereof, and at the applicable Closing Date with same effect as though made at such time except for changes permitted hereunder.

        (b) Sunrise shall have delivered to Investor on the applicable Closing Date a certificate that the conditions specified in Sections 7.1(a) and
7.2 are satisfied as of the applicable Closing Date.

        7.2     PERFORMANCE OF AGREEMENT.

        Sunrise shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the applicable Closing Date.

        7.3     TITLE INSURANCE AND SURVEY.

        (a) The parties have ordered commitments for leasehold owner's policies of title insurance (the "TITLE COMMITMENTS") issued by First American Title Insurance Company - Washington, D.C. National Business Office ("TITLE INSURER") covering each parcel of Real Property, in which the Title Insurer shall agree to insure, in such amount as Investor deems adequate, merchantable title to the leasehold interest created by the Lease Documentation in the name of the Joint Venture, free from the Schedule B standard printed exceptions and all other exceptions except Permitted Exceptions (as defined below) with such endorsements as Investors shall reasonably require (to include a zoning and a non-imputation endorsement) and with insurance coverage over any "gap" period. Such Title Commitments shall have attached thereto complete, legible copies of all instruments noted as exceptions therein. The Joint Venture shall pay any and all costs and expenses related to the title insurance, including all search fees, closing fees and the premium for the policy issued pursuant to the Title Commitments.

        (b) If (1) the Title Commitments reflect any exceptions to title other than Permitted Liens which are not acceptable to Investor, or (2) the Survey delivered to Investor pursuant to Section 7.3(d) below discloses any state of fact not acceptable to Investor, or (3) at any time prior to the Closing, title to the Real Property is encumbered by any exception to title other than Permitted Liens which was not on the initial Title Commitments and is not acceptable to Investor (any such exception or unacceptable state of fact being referred to herein as a "TITLE DEFECT"), then Investor shall, on or before the later of the end of the Due Diligence Period or ten (10) days following receipt of the Title Commitments or discovery of the Title Defect, as the case may be, give Sunrise written notice of such Title Defect (the "TITLE NOTICE"). Such Title Notice shall include a copy of the relevant Title Commitment and copies of the exceptions. Any exception to title to the Real Property that is
(i) disclosed in the Title Commitment, or (ii) identified on a Survey, which, in either case, is not identified as a Title Defect in the Title Notice, shall be deemed to be a "Permitted Exception" for purposes of this Agreement. Sunrise shall have the right, but not the obligation, within ten (10) days after receipt of any such Title Notice, to notify Investor that Sunrise will take the action necessary to remove such Title Defect. If Sunrise elects to so notify Investor, then, on or before the Closing, Sunrise shall provide Investor with reasonable evidence of such removal or provide title insurance over such Title Defect in form satisfactory to Investor. Notwithstanding anything contained herein to the contrary, Sunrise shall be obligated (or shall cause its Affiliates) to expend whatever sums and take whatever other steps are required to cure the following Title Defects prior to, or at, the Closing:

                (i) All mortgages, security deeds, other security instruments or other monetary liens encumbering the Real Property, other than the Senior Financing;

                (ii) All past due ad valorem taxes and assessments of any kind, whether or not of record, which constitute, or may constitute, a lien against the Real Property; and

                (iii) Judgments against Sunrise (which do not result from acts or omissions on the part of Investor) which have attached to and become a lien against the Real Property.

        (c)     In the event Sunrise does not notify Investor, within such ten
(10) day period, that Sunrise will cure any Title Defect, Investor shall have the option to (i) waive any Title Defect and proceed to Closing or (ii) terminate this Agreement and receive a refund of the Deposit. If Sunrise notifies Investor that Sunrise will cure any Title Defect but fails to do so, or if Sunrise is obligated to cure a Title Defect pursuant to subparagraph (b) above and fails to do so, Investor shall have the right, in addition to the rights described in the preceding sentence, to: (x) pay a sum (up to a maximum of $10,000 per Facility) necessary to cure the Title Defect and deduct such amount from the Contribution, or (y) pursue any and all remedies provided in
Section 11.2 of this Agreement as a result of Sunrise's default. Such maximum sum shall not apply in the case of liens of a liquidated amount which are not being disputed by Sunrise.

        (d) Within five (5) days after the execution of this Agreement, Investor, at its expense (to be reimbursed at closing by the Joint Venture if closing takes place), may order boundary surveys for each parcel of the Real Property (the "SURVEY" or "Surveys") prepared by a registered land surveyor or surveyors satisfactory to Investor. The Surveys, if they are ordered, shall (1) be completed in accordance with Investor's reasonable survey requirements, and shall be certified to Sunrise, Investor, the Joint Venture, and the Title Insurer by such surveyor; (2) have one perimeter description for the Real Property on which each of the applicable Facilities are located; (3) show all easements, rights-of-way, setback lines, encroachments and other matters affecting the use or development of the Real Property; and (4) disclose on the face thereof the gross and net acreage of each parcel of Real Property. Upon receipt of the Survey by Investor, Investor shall promptly furnish a copy of same to Sunrise. Investor, at its option, may choose not to order the Surveys and instead rely on the Fannie Mae Surveys and other surveys prepared in connection with the Senior Financing and the warranty of Sunrise in Article IV above that, to its knowledge, no new survey matters have arisen with regard to the Facilities.

        (e) Any failure by Investor to perform under this Section 7.3 shall not relieve Investor of its obligation to proceed to Closing under this Agreement.

        (f) At Closing, the Title Insurer shall be prepared to issue Title Insurance Policies in accordance with the Title Commitments, with all endorsements (to include zoning endorsements) included and with coverage over any "gap" period.

        7.4     OTHER INSPECTIONS.

        During the Due Diligence Period, at reasonable times and upon reasonable notice, Investor or its agent(s), consultants or other retained professionals shall have the right, at Investor's expense, to perform or complete such inspections and assessments of the Real Property and Improvements as Investor deems necessary or desirable, including, without limitation, environmental and structural aspects, and assessments of the compliance of the Facilities with all applicable laws and regulations. Investor shall cause its inspectors and/or consultants to deliver to Sunrise a copy of each such inspection report at the time such report(s) are delivered to Investor. A failure by Investor to perform any inspections or assessments shall not relieve Investor of its obligation to proceed to Closing under this Agreement.

        7.5     DELIVERY OF CLOSING DOCUMENTS.

        Sunrise shall have delivered or caused to be delivered to Investor on the applicable Closing Date each of the documents required to be delivered pursuant to Section 9.2.

        7.6     LICENSES.

        If any change in the Licenses is required under applicable law in connection with the execution of the Lease Documentation by the Facility Owners as contemplated by this Agreement, then the Facility Owners shall timely file any required application with the applicable Health Department, and the appropriate Licenses shall have been issued or appropriate assurances received that operations at the Facilities may continue without disruption. Sunrise shall have provided outside counsel opinions (other than with respect to Sunrise Alexandria) in a form satisfactory to Investor, with respect to those Facilities for which a License is not yet in place, regarding the validity of operating such Facilities under the new Joint Venture structure prior to the issuance of a new License.

        7.7     MANAGEMENT AGREEMENTS.

        The execution and delivery by Manager and the Joint Venture of mutually acceptable Management Agreements for the operation of each of the applicable Facilities, the latest draft of which is attached hereto as Exhibit M.

        7.8     VENTURE AGREEMENT.

        The execution and delivery by Investor and SALII of a mutually acceptable Venture Agreement to govern the operation of the Joint Venture, the latest draft of which is attached hereto as Exhibit R.

        7.9     SENIOR FINANCING APPROVAL.

        Fannie Mae and the other holders of the Senior Financing (such lenders collectively, the "SENIOR LENDERS") shall have given their consent to the transactions contemplated by this Agreement. There shall be no assumption fee on the Fannie Mae Loans, other than standard review fees and attorney's fees, which shall be a Joint Venture expense. SDI and SALII shall provide a certificate to Investor certifying that the Senior Financing is in full force and effect, and there exists no Event of Default thereunder, and no event or circumstance which, with the passing of time or giving of notice, would constitute an Event of Default thereunder. SALII and Investor shall reasonably consider any commercially reasonable modifications to this Agreement, the Lease Documentation and the Venture Agreement that Senior Lenders may require in connection with the approval by Senior Lenders of the transactions contemplated hereby.

        7.10    CLOSING REQUIREMENT ITEMS.

        The following closing requirement items with respect to the Facilities indicated below are to be provided to Investor prior to the applicable Closing Date as a condition precedent to Closing on the Facility indicated:

        (a) Alexandria - (i) Execution of an acceptable Ground Lease Amendment and (ii) evidence of a valid special use permit following the transactions contemplated by this Agreement.

        (b) Bloomingdale - Issuance of an operating license, or in lieu thereof, an opinion from outside counsel regarding the validity of operating the Facility with an application for a license pending with the State of Illinois.

        (c) Canyon Crest - Delivery of a reasonably acceptable updated appraisal at least five (5) business days prior to the First Closing Date.

        (d)     Hermosa Beach - Execution of an acceptable Ground Lease
Amendment.

        (e) Smithtown - Delivery of documentation satisfactory to Investor explaining (i) why the wastewater treatment system will operate without violating any permit limits (ten parts per million) for total nitrogen discharges, (ii) the cause of such wastewater treatment system problems in the past and the corrective measures that were initiated in response or, in the alternative, what is planned in the future and (iii) actions taken to satisfy the permit obligation to monitor groundwater quality.

        (f)     Blue Bell - Delivery of evidence of zoning compliance.

        (g) Fleetwood - Delivery of evidence of compliance with subdivision ordinances.

        7.11    SHARI'AH COMMITTEE APPROVAL.

        The structure, documentation, terms and the form of the transactions contemplated by this Agreement and the Venture Agreement has been approved by Investor's Shari'ah committee.

        7.12    PACIFIC PALISADES GUARANTEE.

        As a condition precedent to closing on the Pacific Palisades Facility, and as set forth in the Venture Agreement, Sunrise shall have executed a guarantee agreement, in form mutually agreeable to Investor and Sunrise, guaranteeing the net operating income of such Facility based on a 9.5% return through March 31, 2003 on the Pacific Palisades Initial Property Value as defined herein.

        7.13    BUFFALO GROVE GUARANTEE.

        As a condition precedent to closing on the Buffalo Grove Facility, and as set forth in the Venture Agreement, Sunrise shall have executed a guarantee agreement, in form mutually agreeable to Investor and Sunrise, guaranteeing the net operating income of such Facility based on a 10.5% return through March 31, 2003 on the Buffalo Grove Initial Property Value as defined herein.

        7.14    RELIANCE LETTERS.

        As a condition precedent to closing, Sunrise shall have provided or caused to be provided to Investor letters from the providers of third party environmental reports, physical condition reports and appraisals entitling Investor to rely on such reports.

        7.15    ZONING COMPLIANCE LETTERS.

        As a condition precedent to closing, Sunrise shall have provided or caused to be provided to Investor, WHERE AVAILABLE, current zoning compliance letters for the First Closing Facilities.

                                  ARTICLE VIII
           CONDITIONS PRECEDENT TO THE OBLIGATION OF SUNRISE TO CLOSE

        The obligations of Sunrise to transfer the interests in the Facilities to the Joint Venture and to close the transactions contemplated in this Agreement pursuant to the terms of this Agreement are subject to the satisfaction, on or prior to the applicable Closing Date, of each of the following conditions, unless waived by Sunrise in writing:

        8.1     ACCURACY OF REPRESENTATIONS AND WARRANTIES.

        (a) The representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects on the date hereof and at the applicable Closing Date with the same effect as though made at such time, except for changes that are not materially adverse to Sunrise.

        (b) Investor shall have delivered to Sunrise on the applicable Closing Date a certificate that the conditions specified in Sections 8.1(a) and
8.2 are satisfied as of the applicable Closing Date.

        8.2     PERFORMANCE OF AGREEMENTS.

        Investor shall have performed in all material respects all of its covenants, agreements and obligations required by this Agreement and each of the other Documents to be performed or complied with by it prior to or upon the applicable Closing Date.

        8.3     LICENSES.

        If any change in the Licenses is required under applicable law in connection with the execution of the Lease Documentation by the Facility Owners contemplated by this Agreement, and the Facility Owners have timely filed an application with the applicable Health Departments, the appropriate Licenses shall have been issued or appropriate assurance received that operations at the Facilities may continue without disruption.

        8.4     SENIOR LENDERS' APPROVAL.

        Senior Lenders shall have given their consent to the transactions contemplated by this Agreement, with an assumption fee not exceeding one percent (1%) of the outstanding principal balance of those loans other than the Fannie Mae Loans, assuming that Closing takes place prior to April 1, 2002.

        8.5     VENTURE AGREEMENT.

        The execution and delivery by Investor and SALII of a mutually acceptable Venture Agreement to govern the operation of the Joint Venture, the latest draft of which is attached hereto as Exhibit R.

        8.6     MANAGEMENT AGREEMENT.

        The execution and delivery by Manager and the Joint Venture of mutually acceptable Management Agreements for the operation of each of the applicable Facilities, the latest draft of which is attached hereto as Exhibit M.

        8.7     DELIVERY OF CLOSING DOCUMENTS.

         Investor shall have delivered or caused to be delivered to Sunrise on the applicable Closing Date each of the Documents required to be delivered pursuant to Section 9.3.

                                   ARTICLE IX
                                     CLOSING

        9.1     TIME AND PLACE.

        Closing of the transfer of interests in the First Closing Facilities and the making of the Contribution and Investor's acquisition of the Interests pursuant to this Agreement (the "CLOSING" or "FIRST CLOSING") shall take place through escrow with the Title Insurer at Sunrise's offices, thirty (30) days after the end of the Due Diligence Period, but in no event later than March 15, 2002 (the "FIRST CLOSING DATE"). The Closing with respect to the Future Closing Facilities (the "FUTURE CLOSING") shall take place, if at all, as set forth in
Article 14 hereof and in the Venture Agreement (the date of such Closing being hereinafter referred to as the "FUTURE CLOSING DATE"). Time is of the essence of the terms of this Section.

        9.2     DOCUMENTS TO BE DELIVERED TO INVESTOR BY SUNRISE.

        At the Closing, Sunrise shall deliver or cause to be delivered to Investor the following, in each case in form and substance reasonably satisfactory to Investor:

        (a) Governmental certificates, dated as of a date as near as practicable to the applicable Closing Date, showing that (i) each entity defined herein as "Sunrise," is in good standing in the state of organization of such entity, and (ii) each Facility Owner is in good standing in the state of its organization and qualified to do business in the state in which the applicable Facility it owns is located.

        (b) A certificate of the Secretary or Assistant Secretary of SDI and SALII attesting as to the incumbency of each officer of SDI and SALII who executes this Agreement and any of the other Documents, certifying that resolutions and consents necessary for SDI and SALII to act in accordance with the terms of this Agreement have been adopted or obtained (with copies thereof attached) and to similar customary matters.

        (c) The Venture Agreement and Management Agreements in the form agreed to by the parties.

        (d)     The certificate described in Section 7.1(b).

        (e) A true, correct and complete Rent Roll certified by an officer of SDI or SALII, for each Facility listing each resident as of the applicable Closing Date, the unit, bed or room number of such resident, and the amount of the monthly fees to be paid by such resident (including room, meal and other applicable monthly fees), the amount of security deposit, if any, date of Resident Agreement and the expiration date of such Resident Agreement, in the form of Exhibit K.

        (f) An indemnity agreement from Sunrise (unlimited in amount and duration), in form satisfactory to Investor, indemnifying Investor and the Joint Venture from any and all claims, liabilities, obligations, damages or expenses that may have existed or which arise out of events that occurred prior to Closing with respect to the Facility Owners, except for liabilities accruing under the Owner Obligations on or after the Proration Date; and

        (g)     All Lease Documentation, duly executed by the SPVs.

        (h) Such additional information and materials as Investor shall have reasonably requested to evidence the satisfaction of the conditions to its obligations hereunder, including without limitation, evidence that all consents and approvals required as a condition to Investor's obligation to close hereunder have been obtained, title affidavits, such affidavits and indemnities as the Title Insurer may require to issue the Title Insurance policies, and any other documents expressly required by this Agreement to be delivered by Sunrise at Closing, or as may be required by the Title Insurer.

        (i)     The Owned Assets in accordance with Article II.

        (j)     A warranty deed for the Rochester Facility.

        (k) A Bill of Sale for the Personal Property and an Assignment of Leases, Rents and Security Deposits for the Rochester Facility.

        (l) A Foreign Investment in Real Property Tax Act affidavit executed by Sunrise.

        (m) The Title Policies together with non-imputation and zoning endorsements.

        (n)     ALTA 1999 Surveys for the Real Property of each applicable
Facility.

        (o) Authority documentation evidencing authority for the transactions contemplated hereby as shall be required by the Title Company or the Investor.

        (p) An estoppel certificate and consent to the transactions contemplated by this Agreement as they relate (i) to the Alexandria Facility executed by the lessor under the

Alexandria Ground Lease and (ii) to the Hermosa Beach Facility executed by the lessor under the Hermosa Ground Lease, each in form and substance satisfactory to Investor.

        (q) Any additional documents that the Title Insurer may reasonably require for the proper transfer of title to the Facilities to the Joint Venture or Joint Venture designees and the issuance of an Owner's Title Insurance Policy (the "TITLE POLICY") for each applicable Facility for which title is so transferred in an amount equal to the applicable Property Value with extended coverage and subject only to the Permitted Exceptions.

        9.3     DELIVERIES TO SUNRISE BY INVESTOR.

        At the Closing, Investor shall deliver or cause to be delivered to Sunrise or other appropriate party the following, in each case in form and substance reasonably satisfactory to Sunrise or such other party:

        (a) The Contribution to the Joint Venture in accordance with Section 2.4, and the adjustments under Section 2.5.

        (b)     The certificate described in Section 8.1(b).

        (c) The Venture Agreement and Management Agreements in the form agreed to by the parties.

        (d) Governmental Certificates dated as of a date as near as practicable to the applicable Closing Date showing that Investor is duly organized and in good standing in the State of Delaware.

        (e) A certificate of the Secretary or Assistant Secretary of Investor attesting as to the incumbency of each Officer of Investor who executes this Agreement and any of the other Documents and to similar customary matters.

        (f) All documents required in order to obtain the consent of Senior Lenders to the transaction contemplated hereby provided that, subject to Sections 7.9 and 9.4, Investor shall not be required to incur any cost in order to obtain such consent or to agree to any modification to the terms of the transaction contemplated by this Agreement that would adversely affect the rights and benefits bargained for by Investor.

        9.4     CLOSING COSTS.

        Investor and Sunrise shall each pay their respective attorneys' fees and expenses. All costs relating to the Senior Financing including any up front arrangement, commitment or origination fees, legal fees and due diligence expenses of lender providing the Senior Financing shall be borne by the Joint Venture. With respect to each Facility, all costs of the Title Insurer to insure title, and the cost of leasehold owner's title insurance policies shall be paid by the Joint Venture, and all county or state transfer or recording taxes, if any, will be paid by either the Joint Venture or Sunrise in accordance with the custom and practice in the jurisdiction in which each Facility is located and treated as a capital contribution of the respective party to the Joint Venture. The Joint Venture shall also reimburse the Facility Owners (or Underlying Interest Owners) for all costs incurred in placing the Senior Financing, including loan fees, title and recording costs, attorneys' fees and costs, appraisal fees and the like. All items described in Section 2.5 above shall be prorated between the Joint Venture and Sunrise as of the applicable Closing Date.

                                    ARTICLE X
                                 INDEMNIFICATION

        10.1    SURVIVAL.

        All representations, warranties, covenants and agreements in this Agreement or any other Document shall survive the Closing. The rights to indemnification set forth in this Article X shall be exclusive of all other rights to monetary damages that any party (or the party's successors or assigns) would otherwise have by statute or common law in connection with the transactions contemplated by this Agreement or any other Document. Notwithstanding anything to the contrary herein, if (a) Investor is notified of the untruth of any representation or warranty made by Sunrise hereunder by (i) written notice from Sunrise (which notice shall refer to the representation or warranty which is untrue) or (ii) the professional written reports and studies prepared by Investor as part of Investor's due diligence, and (b) Investor nevertheless elects to close under this Agreement, then Investor shall be deemed to have waived the breach in question and shall not assert any post-closing claim against Sunrise with respect to that breach. However, if Sunrise first notifies Investor of any such untruth after the end of the Due Diligence Period or extended Due Diligence Period, as applicable, such notification shall be deemed a material default by Sunrise and, if Investor elects to terminate this Agreement, Investor shall be entitled to liquidated damages, as provided in
Section 11.2(a)(i) below.

        10.2    INDEMNIFICATION BY SUNRISE.

        Sunrise shall indemnify, defend, and hold harmless Investor, the Joint Venture, and their respective officers, directors, employees, Affiliates, successors and assigns from and against, and pay or reimburse each of them for and with respect to, any Loss relating to, arising out of or resulting from any of the following:

        (a) Any breach by Sunrise of any of its representations, warranties, covenants or agreements in this Agreement or any other Document; or

        (b)     Any obligation, indebtedness or liability of Sunrise other than
(i) the Owner Obligations and (ii) obligations, indebtedness or liabilities to the extent an adjustment is made to the Contribution pursuant to Section 2.5. Subject to the foregoing clauses (i) and (ii), the obligations, indebtedness and liabilities of Sunrise hereunder shall include, but not be limited to, (a) claims by state or federal governmental agencies for payment of claims for reimbursement of costs, regardless of whether disclosed to Investor and regardless whether constituting a breach by Sunrise of any representation, warranty, covenant or agreement hereunder or under any other Document, including any claims relating to liability or responsibility under any Environmental Law and (b) all claims and causes of action held by SALII against third parties, or held by any third party against SALII, which claims or causes of action accrued prior to the First Closing Date, regardless of whether constituting a breach by Sunrise of any representation, warranty, covenant, or agreement hereunder.

        10.3    [Intentionally Deleted]

        10.4    ADMINISTRATION OF INDEMNIFICATION.

        For purposes of administering the indemnification provision set forth in Sections 10.2, the following procedure shall apply:

        (a) Whenever a claim shall arise for indemnification under this Article, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall reasonably promptly give written notice to the party from whom indemnification is sought (the "INDEMNIFYING PARTY") setting forth in reasonable detail, to the extent then available, the facts concerning the nature of such claim and the basis upon which the Indemnified Party believes that it is entitled to indemnification hereunder.

        (b) In the event of any claim for indemnification resulting from or in connection with any claim by a third party, the Indemnifying Party shall be entitled, at its sole expense, either (i) to participate in defending against such claim or (ii) to assume the entire defense with counsel which is selected by it and which is reasonably satisfactory to the Indemnified Party provided that (A) the Indemnifying Party agrees in writing that it does not and will not contest its responsibility for indemnifying the Indemnified Party in respect of such claim or proceeding and (B) no settlement shall be made and no judgment consented to without the prior written consent of the Indemnified Party which shall not be unreasonably withheld. If, however, (i) the claim, action, suit or proceeding would, if successful, result in the imposition of damages for which the Indemnifying Party would not be solely responsible, or (ii) representation of both parties by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnifying Party shall not be entitled to assume the entire defense and each party shall be entitled to retain counsel who shall cooperate with one another in defending against such claim. In the case of Clause (i) of the preceding sentence, the Indemnifying Party shall be obligated to bear only that portion of the expense of the Indemnified Party's counsel that is in proportion to the damages indemnifiable by the Indemnifying Party compared to the total amount of the third-party claim against the Indemnified Party.

        (c) If the Indemnifying Party does not choose to defend against a claim by a third party, the Indemnified Party may defend in such manner as it deems appropriate or settle the claim (after giving notice thereof to the Indemnifying Party) on such terms as the Indemnified Party may deem appropriate, and the Indemnified Party shall be entitled to periodic reimbursement of defense expenses incurred and prompt indemnification from the Indemnifying Party in accordance with this Article.

        (d) Failure or delay by an Indemnified Party to give a reasonably prompt notice of any claim (if given prior to expiration of any applicable Survival Period) shall not release, waive or otherwise affect an Indemnifying Party's obligations with respect to the claim, except to the extent that the Indemnifying Party can demonstrate actual loss or prejudice as a result of such failure or delay.

        (e) The provisions of Sections 10.2 and this Section 10.4 shall survive the Closing hereunder indefinitely.

                                   ARTICLE XI
                             DEFAULT AND TERMINATION

        11.1    RIGHT OF TERMINATION.

        This Agreement may be terminated as to the Extended Facilities during the Extended Due Diligence Period for any reason or no reason, for failure of any of the conditions set forth in Article VII to occur, or as otherwise permitted by this Agreement. Investor shall not be entitled to receive a refund of the Deposit with respect to such a termination.

        11.2    REMEDIES UPON DEFAULT.

        (a) If Sunrise defaults on any of its material obligations hereunder, Investor may, as its sole remedy hereunder, by serving notice in writing to the Sunrise in the manner provided in this Agreement, either:

                (i) Terminate this Agreement and declare it null and void, in which event the Deposit shall be immediately returned to Investor and in addition, Sunrise shall pay to Investor the sum of One Million Dollars ($1,000,000) as agreed and liquidated damages, and as the sole legal or equitable remedy for Sunrise's default, Sunrise and Investor hereby acknowledging and agreeing that the damages which Investor would suffer as a result of such default and termination would be difficult, if not impossible, to determine and that the liquidated damages provided for herein are a fair and reasonable estimation of such damages; or

                (ii) Waive any such conditions, title objections or defaults and consummate the transaction contemplated by this Agreement in the same manner as if there had been no title objections, conditions or defaults without any reduction in the Contribution and without any further claim against Sunrise therefor.

        (b) If Investor materially defaults on any of its obligations hereunder, including, without limitation, the obligation to make the Contribution on or before the applicable Closing Date, time being of the essence, then Sunrise may as its sole remedy hereunder, by serving notice in writing to Investor in the manner provided in this Agreement, obtain the Deposit from Title Insurer in the amount of One Million Dollars ($1,000,000), Investor and Sunrise hereby acknowledging and agreeing that the damages which Sunrise would suffer as a result of such default and termination would be difficult, if not impossible, to determine and that the liquidated damages provided for herein are a fair and reasonable estimation of such damages.

        11.3    NO SPECIFIC PERFORMANCE.

        Investor specifically agrees that Investor shall not be entitled, in the event of a breach by Sunrise, to enforcement of this Agreement by a decree of specific performance or injunctive relief requiring Sunrise to fulfill its obligations under this Agreement. Investor hereby knowingly and intentionally waives any such right of specific performance or injunctive relief in favor of Investor's right to recover liquidated damages as set forth in Section 11.2(a) above for Sunrise's breach.

        11.4    OBLIGATIONS UPON TERMINATION.

        Upon termination of this Agreement, each party shall thereafter remain liable for breach of this Agreement prior to such termination. If this Agreement is terminated without any breach by either party hereto, each of the parties shall be liable and responsible for any costs incurred by such party in connection with the transactions contemplated by this Agreement.

        11.5    TERMINATION NOTICE.

        Each notice given by a party to terminate this Agreement shall specify the Subsection of Article XI pursuant to which such notice is given. If at the time a party gives a termination notice, such party is entitled to give such notice pursuant to more than one Section of Article XI the Subsection pursuant to which such notice is given and termination is effected shall be deemed to be the section specified in such notice provided that the party giving such notice is at such time entitled to terminate this Agreement pursuant to the specified section.

        11.6    SURVIVAL.

        Notwithstanding anything to the contrary contained herein upon the expiration or any termination of this Agreement the rights and obligations of the parties under Section 6.6 and Section 6.7 shall survive such termination or expiration for a period of one (1) year.

                                   ARTICLE XII
                              TRANSITIONAL MATTERS

        12.1    PRIOR TO CLOSING.

        Upon a written request from Investor or Manager, the parties shall conduct meetings with residents, families of residents and employees of Manager for the purpose of explaining as the parties hereto deem reasonably necessary any changes resulting from the Lease Documentation or in the operation of the Facilities arising out of the transactions contemplated hereby.

                                  ARTICLE XIII
                                  MISCELLANEOUS

        13.1    FURTHER ACTIONS.

        From time to time before, at and after the Closing, each party, at its expense and without further consideration, will execute and deliver such documents as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

        13.2    NOTICES.

        All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, addressed as follows:

        (a) If to Investor, to:

                                US Assisted Living Facilities, Inc.

                                c/o Crescent Capital Investments Inc.
                                75 Fourteenth Street
                                Atlanta, Georgia 30309
                                Attention: C. MacLaine Kenan
                                Telephone: 404-920-9046
                                Facsimile: 404-920-9001

                with copies to:

                                Macquarie Capital Partners, LLC
                                11 S. LaSalle Street, 4th Floor
                                Chicago, Illinois 60603
                                Attention: Garret C. House, Managing Director
                                Telephone: 312-499-8528
                                Telecopier: 312-499-8585

                           and:

                                King & Spalding
                                1185 Avenue of the Americas
                                New York, New York 10036
                                Attention: Isam Salah, Esq.
                                Telephone: 212-556-2140
                                Telecopier: 212-556-2222

        (b) If to Sunrise, to:

                                Sunrise Assisted Living, Inc.
                                7902 Westpark Drive
                                McLean, Virginia 22102
                                Attention: Daniel B. Gorham
                                           Executive Vice President
                                Telephone: 703-744-1632
                                Telecopier: 703-744-1645

                        with copies to:

                                Sunrise Assisted Living, Inc.
                                7902 Westpark Drive
                                McLean, Virginia 22102
                                Attention: Susan L. Timoner, Esq.
                                Telephone: 703-744-1878
                                Telecopier: 703-744-1885

                        and to:

                                Wayne G. Tatusko, Esq.
                                Tieder, Hoffar & Fitzgerald, L.L.P.

                                7929 Westpark Drive, Suite 400
                                McLean, Virginia 22102
                                Telephone: 703-749-1088
                                Telecopier: 703-356-5388

        (c) if to Escrow Agent, to:

                                First American Title Insurance Company
                                1025 Connecticut Avenue, N.W., Suite 709
                                Washington, DC 20036
                                Attention: Mr. Craig A. Johnson
                                Telephone: 202-530-1456
                                Telecopier: 202-530-1433

or such other address as a party may from time to time notify the other party in writing (as provided above). Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of the close of the third business day following the date so mailed, and (ii) if delivered by courier, on the date received.

        13.3    ENTIRE AGREEMENT.

        This Agreement, Exhibits and the other Documents constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

        13.4    BINDING EFFECT; BENEFITS.

        Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors or permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        13.5    ASSIGNMENT.

        Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Sunrise. This Agreement may be assigned by Investor, to any affiliate controlled by, controlling or under common control with the Identified Personnel without the prior written consent of Sunrise.

        13.6    GOVERNING LAW.

        This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its principles of conflicts of laws, provided, however, that, in the event Sunrise or Investor breach this agreement and such breach relates to a particular Facility, neither Sunrise nor Investor shall be precluded from exercising any rights or remedies which it may have under the laws of the jurisdiction in which such Facility is located.

        13.7    AMENDMENTS AND WAIVERS.

        No term or provision of this Agreement may be amended, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such amendment, waiver, discharge or termination is sought. Any waiver shall be effective only in accordance with its express terms and conditions.

        13.8    SEVERABILITY.

        Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

        13.9    HEADINGS.

        The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        13.10   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

        13.11   REFERENCES.

        All references in this Agreement to Articles and Sections are to Articles and Sections contained in this Agreement unless a different document is expressly specified.

        13.12   EXHIBITS.

        Unless otherwise specified herein, each Exhibit referred to in this Agreement is attached hereto, and each such Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.

        13.13   ATTORNEYS' FEES.

        In the event either party brings an action to enforce or interpret any of the provisions of this Agreement, the "prevailing party" in such action shall, in addition to any other recovery, be entitled to its reasonable attorneys' fees and expenses arising from such action and any appeal or any bankruptcy action related thereto, whether or not such matter proceeds to court. For purposes of this Agreement, "prevailing party" shall mean, in the case of a person asserting a claim, such person is successful in obtaining substantially all of the relief sought, and in the case of a person defending against or responding to a claim, such person is successful in denying substantially all of the relief sought.

        13.14   SECTION 1031 EXCHANGE; TAX MATTERS.

        The parties agree and understand that, if requested by either party, the other party shall cooperate in permitting the requesting party to accomplish an exchange under Section 1031 of the Code; provided, however, that such exchange shall not modify any terms of this Agreement, shall not delay the Closing, shall not relieve Sunrise of any liability for Sunrise's obligations hereunder, shall not cause Investor to incur any liability or additional expense therefor or be required to take title to any other property, and shall not cause Investor (except for customary consent to assignment of this Agreement to an exchange intermediary) to incur obligations to any third parties. Investor shall cooperate with Sunrise in all reasonable respects, subject to Shari'ah compliance, to reduce or defer income taxes and recordation taxes imposed in connection with the transactions contemplated hereby.

        13.15   CLOSING AFFIDAVITS.

        Sunrise shall execute, and shall cause its Affiliates to execute, at Closing, such affidavits and/or certifications as may be necessary to consummate the transactions contemplated hereby.

        13.16   JOINT AND SEVERAL.

        Each of the parties defined as "Sunrise" shall be jointly and severally liable with the other such parties for performing all obligations of Sunrise under this Agreement.

        13.17   CASUALTY AND CONDEMNATION.

        (a) The risk of any loss or damage to the First Closing Facilities, or any of them individually, by fire or other casualty before the First Closing Date shall continue to be borne by Sunrise. The risk of any loss or damage to the Future Closing Facilities, or any of them individually, by fire or other casualty before the Future Closing Date shall continue to be borne by Sunrise. Sunrise shall promptly give Investor written notice of any fire or other casualty (in any event within five (5) days of the occurrence of same), which notice shall include a description thereof in reasonable detail and an estimate of the cost of time to repair. In the event that any Facility shall suffer any fire or other casualty or any injury and Investor does not elect to cancel this Agreement as to that Facility as hereinafter provided, Sunrise shall repair the damage at its sole cost and expense before the applicable Closing Date or, at the option of Investor, make an appropriate and proportionate reduction in the Contribution herein set forth based on a reasonable approximation of the cost of such repair as agreed by the parties plus any deductibles. In the event of any material damage or destruction of any of the Facilities, Investor, at any time thereafter, by written notice to Sunrise, shall have the option to cancel this Agreement as to the Facility which suffered the casualty. For the purposes hereof, "material" damage or destruction shall include any damage or destruction which would require more than $250,000 per Facility to repair (including in said amount the amount of any revenues lost as a result of said fire or other casualty). If Investor so elects to cancel this Agreement as to the Facility which suffered the casualty, this Agreement shall terminate and be of no further force and effect as to such Facility only.

        (b) The risk of any loss or damage to the First Closing Facilities by condemnation before the First Closing Date shall continue to be borne by Sunrise. The risk of any loss or damage to the Future Closing Facilities by condemnation before the Future Closing Date shall continue to be borne by Sunrise. In the event any condemnation proceeding is commenced or threatened, Sunrise shall promptly give Investor written notice thereof (in any event within five (5) days after the occurrence of same), together with such reasonable details with respect thereto as to which Sunrise may have knowledge. As soon thereafter as the portion or portions of the Facility to be taken are reasonably determinable, Sunrise shall give Investor written notice thereof ("SUNRISE'S NOTICE") together with Sunrise's estimate of the value of the portion or portions of the Facility to be so taken. In the event of any taking of any portion of any Facility or any means of access thereto, Investor, by written notice to Sunrise at any time thereafter, shall have the option to cancel this Agreement as to the Facility which is the subject of the condemnation, in which event this Agreement shall terminate as to the Facility which is the subject of the condemnation, and be of no further force and effect. If Investor shall not so elect to cancel this Agreement, then Investor's acquisition of the Interests and Contribution to the Joint Venture shall be consummated as herein provided (without abatement) and Sunrise shall pay over to the Joint Venture at the Closing all amounts theretofore received by Sunrise in connection with such condemnation or insurance received therefor and shall assign to the Joint Venture all rights to any future condemnation awards/proceeds due with respect thereto.

        (c) The parties' obligations, if any, under this Section 13.17 shall survive the Closing.

                                   ARTICLE XIV
                                 FUTURE CLOSINGS

        14.1    FUTURE CLOSING FACILITIES.

        The Facilities listed below, or such other Facilities that do not close as of the First Closing Date shall constitute the Future Closing Facilities. Provided that the conditions set forth in the Venture Agreement are satisfied with respect to such Facilities and that the Investor desires to close on such Facilities, then the Future Closing Facilities shall proceed to close as though they were First Closing Facilities, subject to the provisions of this Agreement, except as modified below.

                  Home                      Address                             Units
                  ----                      -------                             -----
                  Buffalo Grove             180 West Half Day Road
                                            Buffalo Grove, IL 60089             78

                  Canyon Crest              5265 Chapala Drive
                                            Riverside, CA 92507                 64

                  Pacific Palisades         15441 West Sunset Blvd.
                                            Pacific Palisades, CA 90272         40

        14.2    FUTURE CLOSING DATES.

        Investor's initial acquisition of the Interests shall take place on the First Closing Date specified in Section 9.1 herein, at which time the Joint Venture shall have acquired the First Closing Facilities (or interests therein) from Underlying Interest Owners, sold the First Closing Facilities (or interests) to the SPVs and entered into Lease Documentation with respect to a minimum of nine (9) First Closing Facilities. It is possible that the Senior Financing shall not have been placed on all the Facilities by the First Closing Date. In particular, Investor acknowledges that, as of the date of this Agreement, the Canyon Crest Facility and the Buffalo Grove Facility are pre-stabilized and are not expected to stabilize (that is, have greater than a 93% occupancy for three consecutive months) until the end of February, 2002. Accordingly, it is unlikely that Sunrise Riverside and Sunrise Buffalo Grove will be able to close on Senior Financing with respect to those Facilities by the First Closing Date. Sunrise Riverside will use its best efforts to obtain permanent financing in the amount of approximately $8,778,000, and to close such financing by April 15, 2002. Sunrise Buffalo Grove will use its best efforts to obtain permanent financing in the amount of approximately $9,100,000, and to close such financing by April 15, 2002. If the permanent financing with respect to Sunrise Buffalo Grove is not sufficient to reach the minimum agreed upon loan amount of $9,100,000 then Sunrise agrees to use its best efforts to provide credit support to Fannie Mae, which shall not, however, include a cash escrow, a guarantee of the loan nor seller financing, in order to reach such loan amount (the "SUNRISE BUFFALO GROVE SUPPORT"). On the Future Closing Date, such Future Closing Facility will be acquired by the Joint Venture, sold to the SPV and the SPV will enter into the Lease Documentation with the Joint Venture. At such time, Investor shall contribute to the Joint Venture an amount equal to 80% of the excess of the Agreed Value for such Future Closing Facility over the outstanding principal balance of the Senior Financing secured by the Future Closing Facility. Sunrise shall have the right to withdraw such contribution from the capital of the Joint Venture or, in the alternative, such amount will be paid by the Joint Venture to the Facility Owner or the Underlying Interest Owner. If, despite Sunrise's best efforts, the Senior Financing on the Canyon Crest Facility or the Buffalo Grove Facility has not closed by April 15, 2002, the Joint Venture shall have the continuing right to cause Sunrise Riverside and/or Sunrise Buffalo Grove to obtain the permanent financing in an Islamically acceptable form through July 31, 2002. If, prior to April 15, 2002, the permanent financing has been obtained, then Sunrise Riverside and/or Sunrise Buffalo Grove shall within five
(5) days thereafter enter into the Lease Documentation with the Joint Venture. Sunrise will use best efforts such that the Senior Financing shall have an interest rate of 7.5% per annum or below. If the Senior Financing on the Canyon Crest or Buffalo Grove facilities is not closed by July 31, 2002, or the terms thereof are not acceptable to Investor, the Investor may, in its sole discretion, terminate the Joint Venture's obligation to acquire the Canyon Crest Facility or the Buffalo Grove Facility as applicable, and Investor shall no longer have an obligation to make the contribution to the Joint Venture with respect thereto. If there are other Facilities with respect to which the permanent financing has not been closed by the First Closing Date, then, at Investor's sole option, the acquisition of such Future Closing Facility, sale thereof to the SPV and the execution and delivery of the Lease Documentation with such SPV, may be deferred through July 31, 2002 in order to provide adequate time for the Senior Financing to be closed. If the Senior Financing is not acceptable to the Investor, Investor shall have the right to cause the Joint Venture to terminate its rights to acquire such Future Closing Facility. The covenants contained in this Section 14.2 shall survive the applicable Closing.

        14.3    PACIFIC PALISADES FACILITY.

        The Pacific Palisades Facility is not expected to stabilize until mid-2002. The Agreed Value ("PACIFIC PALISADES INITIAL PROPERTY VALUE") shown on Exhibit B is subject to adjustment as set forth in the Venture Agreement. Until such adjustment is final, SALII will guarantee, pursuant to a separate guarantee agreement, the net operating income of the Facility based on a

9.50% return on the Pacific Palisades Initial Property Value. The Joint Venture does not intend to seek permanent Senior Financing on the Pacific Palisades Facility until it reaches stabilization. Until such time as permanent Senior Financing is in place, Sunrise will use best, good faith efforts to obtain first trust bridge financing for approximately fifty percent (50%) of the Pacific Palisades Initial Property Value, and SALII will provide financing on the asset, all in an Islamically acceptable form, at an aggregate loan-to-value of approximately 65% and a market interest rate. SALII's financing will be subordinate to the Senior Financing and will meet any requirements described in the documentation of the Senior Financing. Once the Pacific Palisades Final Property Value has been determined, Investor and Sunrise will work together, as members of the Joint Venture, to secured fixed rate Senior Financing on the Facility in an Islamically acceptable form. Proceeds from the Senior Financing will be used to repay the bridge loan and SALII's financing. This Section 14.3 shall survive the Closing.

        14.4    BUFFALO GROVE FACILITY.

        The Buffalo Grove Facility is pre-stabilized and not expected to stabilize until mid-2002. The Agreed Value ("BUFFALO GROVE INITIAL PROPERTY VALUE") shown on Exhibit B is subject to adjustment as set forth in the Venture Agreement. Until such adjustment is final, Sunrise will guarantee the net operating income of the Facility based on a 10.50% return on the Buffalo Grove Initial Property Value. If the Senior Financing has not closed by April 15, 2002, the Joint Venture shall have the continuing right to cause Sunrise Buffalo Grove to obtain the permanent financing in an Islamically acceptable form through July 31, 2002. If the Senior Financing is not closed by July 31, 2002, or the terms thereof are not acceptable to Investor, then Investor may, in its sole discretion, terminate the Joint Venture's obligation to acquire the Facility and Investor shall no longer have the obligation to make the contribution to the joint venture with respect thereto.

        14.5    CANYON CREST FACILITY.

        The Canyon Crest Facility is pre-stabilized and not expected to stabilize until the end of February 2002. Accordingly, it is unlikely that Sunrise Riverside will be able to close on Senior Financing by the First Closing Date. If the Senior Financing has not closed by April 15, 2002, the Joint Venture shall have the continuing right to cause Sunrise Riverside to obtain the permanent financing in an Islamically acceptable form through July 31, 2002. If the Senior Financing is not closed by July 31, 2002, or the terms thereof are not acceptable to Investor, then Investor may, in its sole discretion, terminate the Joint Venture's obligation to acquire the Facility and Investor shall no longer have the obligation to make the contribution to the joint venture with respect thereto.

        14.6    MODIFIED PROVISIONS.

        If Investor desires to close on the Future Closing Facilities, then the such Facilities shall proceed to close in the same manner and subject to the same terms, conditions and covenants as though they were First Closing Facilities, subject to the provisions of this Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above.

                                SUNRISE:
                                -------

                                SUNRISE BLOOMINGDALE ASSISTED LIVING, L.L.C.,
                                  an Illinois limited liability company

                                By: Sunrise Assisted Living Investments, Inc., sole member

                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                SUNRISE SMITHTOWN A.L., L.L.C.,
                                  a New York limited liability company

                                By:   Sunrise Development, Inc., sole member


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Senior Vice President


                                SUNRISE ALEXANDRIA ASSISTED LIVING, L.P.,
                                  a Virginia limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.,
                                        general partner


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                           Daniel B. Gorham, Vice President

                                SUNRISE ASSISTED LIVING LIMITED
                                PARTNERSHIP III, a Pennsylvania
                                  limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.,
                                        general partner


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                SUNRISE RIVERSIDE ASSISTED LIVING, L.P.,
                                  a California limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.,
                                        general partner


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                SUNRISE FLEETWOOD A.L., L.L.C., a New York
                                  limited liability company

                                By:   Sunrise Development, Inc., sole member


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Senior Vice President


                                SUNRISE BUFFALO GROVE ASSISTED LIVING, L.L.C.

                                By:   Sunrise Development, Inc., sole member


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Senior Vice President

                                SUNRISE BEACH CITIES ASSISTED LIVING, L.P.,
                                  a California limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.,


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                SUNRISE MISSION VIEJO ASSISTED LIVING,
                                L.L.C.,  a Virginia limited liability company

                                By:   Sunrise Assisted Living Investments, Inc.,


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President

                                SUNRISE NORTHVILLE ASSISTED LIVING, L.L.C.,
                                  a Michigan limited liability company

                                By:   Sunrise Development, Inc., sole member


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Senior Vice President


                                SUNRISE PACIFIC PALISADES ASSISTED
                                LIVING, L.P., a California limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President

                                SUNRISE STERLING CANYON ASSISTED
                                LIVING, LIMITED PARTNERSHIP, a California limited partnership

                                By:   Sunrise Assisted Living Investments, Inc.,
                                  general partner


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                AL INVESTMENTS, L.L.C.,
                                  a Virginia limited liability company

                                By:   Sunrise Assisted Living Investments, Inc.,
                                     sole member


                                      By:/s/ Daniel B. Gorham
                                         ---------------------------------------
                                         Daniel B. Gorham, Vice President


                                SUNRISE ASSISTED LIVING INVESTMENTS,
                                INC., a Virginia corporation


                                By:/s/ Daniel B. Gorham
                                   ---------------------------------------------
                                   Daniel B. Gorham, Vice President


                                SUNRISE DEVELOPMENT, INC.


                                By:/s/ Daniel B. Gorham
                                   ---------------------------------------------
                                   Daniel B. Gorham, Senior Vice President


                                SUNRISE ASSISTED LIVING, INC.


                                By:/s/ Thomas B. Newell
                                   ---------------------------------------------
                                Name: Thomas B. Newell
                                      ------------------------------------------
                                Title: President
                                       -----------------------------------------


                                INVESTOR:
                                --------

                                US ASSISTED LIVING FACILITIES, INC.,
                                     a Delaware corporation


                                By:/s/ Henry Thompson
                                   ---------------------------------------------
                                Name: Henry Thompson
                                      ------------------------------------------
                                Title: President
                                       -----------------------------------------

                                TITLE INSURER (as to Section 2.4(b) only):
                                FIRST AMERICAN TITLE INSURANCE COMPANY


                                By:/s/ Craig A. Johnson
                                   ---------------------------------------------
                                     Craig A.  Johnson, Vice President

                                  EXHIBIT LIST*
                                  ------------

        Exhibit A-1     - Legal Description - Bloomingdale Facility
        Exhibit A-2     - Legal Description - Smithtown Facility
        Exhibit A-3     - Legal Description - Alexandria Facility
        Exhibit A-4     - Legal Description - Blue Bell Facility
        Exhibit A-5     - Legal Description - Canyon Crest Facility
        Exhibit A-6     - Legal Description - Fleetwood Facility
        Exhibit A-7     - Legal Description - Buffalo Grove Facility
        Exhibit A-8     - Legal Description - Hermosa Beach Facility
        Exhibit A-9     - Legal Description - Northville
        Exhibit A-10    - Legal Description - Pacific Palisades Facility
        Exhibit A-11    - Legal Description - Sterling Canyon Facility
        Exhibit A-12    - Legal Description - Rochester Facility
        Exhibit A-13    - Legal Description - Mission Viejo
        Exhibit B       - Agreed Values of the Facilities
        Exhibit C       - List of Tangible Personal Property
        Exhibit C-1     - Excluded Personal Property
        Exhibit D       - List of Licenses
        Exhibit E       - intentionally deleted
        Exhibit F       - Schedule of Pending Litigation
        Exhibit G       - Schedule of Facility Agreements
        Exhibit H       - List of Affordable Housing Units
        Exhibit I       - Confidentiality Agreement
        Exhibit J       - Receivables Listing
        Exhibit K       - Rent Rolls
        Exhibit L       - Anti-Money Laundering Policy
        Exhibit M       - Form Management Agreement
        Exhibit N       - Islamic Operating Principles
        Exhibit O       - Due Diligence Items
        Exhibit P       - Schedule of Material Business Terms of Fannie Mae
                          Loans
        Exhibit Q       - Escrow Agreement
        Exhibit R       - Form of Venture Agreement

                                 SCHEDULES LIST
                                 --------------

        Schedule 1      - Personal Property Leases

        Sunrise and Investor acknowledge and agree that the Exhibits and Schedules to this Agreement shall be prepared and attached no later than five
(5) business days after the date of execution of this Agreement.

* The registrant agrees to furnish supplementally a copy of omitted exhibits A-R to the SEC upon request.
                                       1